UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under Rule 14a-12

STERICYCLE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2016

Dear Stockholder:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2016 at 11:00 a.m. Central Daylight Time at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, 5460 North River Road, Rosemont, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

•	the election to the Board of Directors (the “Board”) of the 10 nominees for director named in this proxy statement;

•	approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan;

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	an advisory vote to approve executive compensation (the “say-on-pay” vote);

•	a stockholder proposal on an independent chairman;

•	a stockholder proposal entitled “Shareholder Proxy Access”; and

•	any other matter that properly comes before the meeting.

Only stockholders of record at the close of business on the record date of March 28, 2016 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting requires an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form. All Admission Request Forms must be received by May 18, 2016. An admissions card is not transferable. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

For the convenience of our stockholders of record who do not plan to attend the Annual Meeting in person but who want their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided or go to www.proxyvote.com and follow the instructions. If you return your proxy card and later decide to attend the Annual Meeting and then vote in person, your earlier proxy card (or earlier vote by telephone or Internet) will be revoked. Your attendance at the Annual Meeting, by itself, does not revoke an earlier proxy. If for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Charles A. Alutto	Mark C. Miller
President and Chief Executive Officer	Executive Chairman of the Board

April 15, 2016

Lake Forest, Illinois

Important Notice Regarding the Availability of Proxy Materials

for the 2016 Annual Meeting of Stockholders to be Held on May 25, 2016

The Proxy Statement, Notice of Annual Meeting and

2015 Annual Report to Stockholders are available at www.proxyvote.com

Summary Information

This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

• Time and Date:	11:00 a.m. Central Daylight Time on Wednesday, May 25, 2016
• Place:	DoubleTree Hotel Chicago O’Hare Airport-Rosemont 5460 North River Road Rosemont, Illinois 60018
• Record Date:	March 28, 2016
• Voting:	Stockholders as of the record date are entitled to vote
• Attendance:	Admission to the meeting requires an admissions card. Stockholders who wish to attend the meeting in person must complete and return an Admissions Request Form by May 18, 2016 to receive an admissions card

MEETING AGENDA AND VOTING RECOMMENDATIONS

Agenda Item	Board Recommendation	Page
Election of 10 directors	FOR EACH NOMINEE	8
Approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan	FOR	34
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016	FOR	39
Advisory vote to approve executive compensation (the “say-on-pay” vote)	FOR	40
Stockholder proposal on independent chairman	AGAINST	41
Stockholder proposal entitled “Shareholder Proxy Access”	AGAINST	44

BOARD NOMINEES

The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees
Mark C. Miller	60	1992	Executive Chairman of the Board, Stericycle, Inc.	None
Jack W. Schuler	75	1990	Lead Director and former Chairman, Stericycle, Inc.; former president and chief operating officer, Abbott Laboratories; former chairman, Ventana Medical Systems, Inc.; co-founder and partner, Crabtree Partners LLC	• Nominating and Governance (Chair)
Charles A. Alutto	50	2012	President and Chief Executive Officer, Stericycle Inc.	None
Lynn D. Bleil	52	2015	Former Senior Partner, McKinsey & Company	• Audit

Nominee	Age	Director Since	Principal Occupation	Committees
Thomas D. Brown	68	2008	Former senior vice president and president of the diagnostics division, Abbott Laboratories	• Compensation
Thomas F. Chen	66	2014	Former senior vice president and president of international nutrition, Abbott Laboratories	• Audit
Rod F. Dammeyer	75	1998	Chairman, CAC, LLC; former vice chairman, Anixter International; former managing partner, Equity Group Investments, LLC.	• Audit (Chair) • Nominating and Governance
William K. Hall	72	2006	Former chairman and chief executive officer, Procyon Technologies, Inc.; former chairman and chief executive officer, Falcon Building Products, Inc.	• Compensation (Chair)
John Patience	68	1989	Chairman of the board of Accelerate Diagnostics, Inc.; co-founder and partner, Crabtree Partners LLC; former vice chairman, Ventana Medical Systems, Inc.; former partner, McKinsey & Company	• Audit • Nominating and Governance
Mike S. Zafirovski	62	2012	Former director, president and chief executive officer of Nortel Networks Corporation; former director, president and chief operating officer of Motorola, Inc.; former president and chief executive officer of General Electric Lighting	• Compensation

COMPENSATION HIGHLIGHTS

Our compensation program is performance-oriented and designed to provide strong incentives to our executive officers to continue to improve our operating performance and thereby create value for all of our stockholders. The following table sets forth the 2015 compensation for each named executive officer as determined under SEC rules. See the notes accompanying the Summary Compensation Table on page 25 for more information.

Named Executive Officer	Salary	Bonus	Option Awards	All Other Compensation	Total Compensation
Charles A. Alutto	$488,269	$465,327	$2,510,200	$1,750	$3,465,546
Mark C. Miller	$147,462	$87,194	$753,060	$1,750	$989,466
Daniel V. Ginnetti	$346,923	$234,871	$1,026,900	$1,750	$1,610,444
Brent Arnold	$343,077	$234,871	$1,026,900	$1,750	$1,606,598
Michael J. Collins	$342,500	$205,703	$753,060	$1,750	$1,303,013

GENERAL INFORMATION

28161 North Keith Drive

Lake Forest, Illinois 60045

PROXY STATEMENT

2016 Annual Meeting of Stockholders

To Be Held on May 25, 2016

In this proxy statement, “we,” “us,” “our,” “Stericycle” and the “Company” all refer to Stericycle, Inc.

General Information

WHY DID I RECEIVE THIS PROXY STATEMENT AND OTHER MATERIALS?

The Board of Directors (the “Board”) of Stericycle, Inc. is soliciting proxies to vote shares of our common stock at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2016 at 11:00 a.m. Central Daylight Time, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, 5460 North River Road, Rosemont, Illinois 60018.

This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2015), are first being made available to stockholders on April 15, 2016. Although both are made available together, our annual report to stockholders is not part of this proxy statement.

WHAT WILL STOCKHOLDERS VOTE ON AT THE ANNUAL MEETING?

Stockholders will vote on following matters at the Annual Meeting:

•	the election to the Board of the 10 nominees for director named in this proxy statement (Item 1);

•	approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan (Item 2);

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (Item 3);

•	an advisory vote to approve executive compensation (the “say-on-pay” vote) (Item 4);

•	a stockholder proposal on an independent chairman (Item 5);

•	a stockholder proposal entitled “Shareholder Proxy Access” (Item 6), and

•	any other matter that properly comes before the meeting.

WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

The Board recommends that you vote your shares:

•	FOR each of the 10 nominees for election to the Board (Item 1);

2016 Proxy Statement	Stericycle, Inc. • 1

GENERAL INFORMATION

•	FOR approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan (Item 2);

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (Item 3);

•	FOR the advisory vote to approve executive compensation (Item 4);

•	AGAINST the stockholder proposal on an independent chairman (Item 5); and

•	AGAINST the stockholder proposal entitled “Shareholder Proxy Access” (Item 6).

WHO MAY VOTE AT THE ANNUAL MEETING?

Only stockholders of record as of the close of business on March 28, 2016 are entitled to vote at the Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the meeting. There is no cumulative voting.

As of the close of business on the record date of March 28, 2016, there were 84,815,104 shares of our common stock issued and outstanding.

WHY DID I RECEIVE ONLY A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF RECEIVING A FULL SET OF PRINTED PROXY MATERIALS?

In accordance with the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders, over the Internet, and accordingly, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 15, 2016. This Notice contains instructions on how to access our proxy materials over the Internet, how to request a printed or electronic copy of these materials and how to vote by Internet, telephone or mail. The voting facilities over the Internet or by telephone will remain open until 11:59 p.m. Eastern Daylight Time on May 24, 2016.

The Notice is not a proxy card and cannot be used to vote your shares.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

If your shares are registered directly in your name with our stock registrar and transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote in person at the Annual Meeting or by proxy.

If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.

As a beneficial owner, you are invited to attend the Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a valid proxy from your broker.

IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

You may vote in several ways. You may vote in person at the Annual Meeting, or you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

2016 Proxy Statement	Stericycle, Inc. • 2

GENERAL INFORMATION

In addition, if you request copies of our proxy materials in printed form, you may vote by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I INSTRUCT MY BROKER HOW TO VOTE?

If you are a beneficial owner of our common stock, the Notice was forwarded to you by your broker. You may instruct your broker how to vote over the Internet or by telephone by following the instructions provided in the Notice.

In addition, if you request copies of our proxy materials in printed form, you may instruct your broker how to vote by completing and signing the voting instruction card included in the materials and returning it in the postage-paid envelope provided.

WHAT HAPPENS IF I AM A STOCKHOLDER OF RECORD AND SIGN AND RETURN THE PROXY CARD BUT DO NOT MAKE ANY VOTING CHOICES?

The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board’s voting recommendations for Items 1, 2, 3, 4, 5 and 6. See “What are the Board’s voting recommendations?” above.

We do not expect that any other matters will properly come before the Annual Meeting. If, however, any other matters do come before the meeting, the proxy holders will vote your shares in accordance with their judgment.

WHAT HAPPENS IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on “routine” matters but may not vote those shares on “non-routine” matters. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (Item 3) is considered a routine matter under the relevant rules. All of the other items to be voted on (Items 1, 2, 4, 5 and 6) are considered non-routine matters.

A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature. Broker non-votes will not have any effect on the result of the vote when they occur. There will be not be any broker non-votes on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (Item 3), because brokers will have discretionary authority to vote on this matter.

WHAT IS THE QUORUM REQUIRED FOR THE ANNUAL MEETING?

Holders of a majority of our outstanding shares entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the Annual Meeting.

If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.

2016 Proxy Statement	Stericycle, Inc. • 3

GENERAL INFORMATION

WHAT ARE MY CHOICES IN VOTING ON THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

On Item 1 (the election of directors), you may vote “For” or “Against” each individual nominee or “Abstain” from voting on the nominee’s election.

On Item 2 (approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan), Item 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016), Item 4 (the say-on-pay vote), Item 5 (stockholder proposal on independent chairman) and Item 6 (stockholder proposal entitled “Shareholder Proxy Access”), you may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

WHAT ARE THE VOTING REQUIREMENTS TO APPROVE THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

•

Item 1 (election of directors): Each nominee for election as a director must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not have any effect on the result of the vote.

•

Item 2 (approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•

Item 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers will have discretionary authority to vote on Item 3, and therefore, there will not be any broker non-votes on this matter.

•

Item 4 (the say-on-pay vote): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•

Item 5 (stockholder proposal on independent chairman): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•

Item 6 (stockholder proposal entitled “Shareholder Proxy Access”): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

If you are a stockholder of record, you may change your vote by voting again over the Internet or by telephone (before those voting facilities are closed at 11:59 p.m. Eastern Daylight Time on May 24, 2016) or by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card. In addition, you may revoke your proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the Annual Meeting by filing a signed notice of revocation with the Secretary of the Company at 28161 North Keith Drive, Lake Forest, Illinois 60045.

2016 Proxy Statement	Stericycle, Inc. • 4

GENERAL INFORMATION

If you are a beneficial owner of shares held in street name, you may submit new voting instructions to your broker over the Internet or by telephone (before those voting facilities are closed at 11:59 p.m. Eastern Daylight Time on May 24, 2016).

HOW CAN I FIND OUT THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K which we will file with the SEC within four business days following the Annual Meeting.

WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our common stock.

MULTIPLE INDIVIDUALS RESIDING IN MY HOME ARE BENEFICIAL OWNERS OF STERICYCLE COMMON STOCK. WHY DID WE RECEIVE ONLY ONE MAILING?

We are sending only one envelope with multiple Notices to you if you share a single address with another stockholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive duplicate mailings in the future, you may contact Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. If you currently receive multiple Notices, you can request householding by contacting our Investor Relations as described above. If you own your shares through a broker, bank or other nominee, you can request householding by contacting the holder of record.

HOW CAN I ATTEND THE ANNUAL MEETING?

We encourage our stockholders to attend the Annual Meeting. Admission to the meeting requires an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form (for example, by providing a copy of a brokerage firm statement).

All Admission Request Forms must be received by May 18, 2016. An admissions card is not transferable and will admit only the stockholder or stockholders to whom it was issued. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

2016 Proxy Statement	Stericycle, Inc. • 5

STOCK OWNERSHIP

Stock Ownership

STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

The following table provides information about the beneficial ownership of shares of our common stock as of March 28, 2016 by (1) each of our directors and nominees for director, (2) each of our executive officers listed in the Summary Compensation Table on page 25 and (3) all of our directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors
Mark C. Miller	1,206,369	1.4%
Jack W. Schuler(3)	702,071	*
Charles A. Alutto	278,768	*
John Patience(3)	200,805	*
Thomas D. Brown	57,776	*
Rod F. Dammeyer(3)	48,587	*
William K. Hall	36,472	*
Mike S. Zafirovski	24,297	*
Thomas F. Chen	12,778	*
Lynn D. Bleil	6,507	*
Named Executive Officers
Michael J. Collins	111,660	*
Daniel V. Ginnetti	71,085	*
Brent Arnold(3)	67,760	*
All directors and executive officers as a group (15 persons)	2,830,495	3.3%
*	Less than 1%.

(1)	This column includes shares of common stock issuable upon the exercise of stock options exercisable as of or within 60 days after March 28, 2016. These shares are held as follows: Mr. Miller, 994,810 shares; Mr. Schuler, 27,100 shares; Mr. Alutto, 277,253 shares; Mr. Patience, 50,671 shares; Mr. Brown, 57,776 shares; Mr. Dammeyer, 39,457 shares; Mr. Hall, 27,472 shares; Mr. Zafirovski, 24,297 shares; Mr. Chen 12,778 shares; Ms. Bleil 6,507; Mr. Collins, 102,898 shares; Mr. Ginnetti, 66,890 shares; and Mr. Arnold, 66,772 shares.

(2)	Shares of common stock issuable under a stock option exercisable as of or within 60 days after March 28, 2016 are considered outstanding for purposes of computing the percentage of the person holding the option but are not considered outstanding for purposes of computing the percentage of any other person.

(3)	The shares shown as beneficially owned by Mr. Schuler include 27,120 shares owned by trusts for his benefit and 29,340 shares owned by his wife, regarding the latter of which Mr. Schuler disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Dammeyer include 9,130 shares owned by a trust for his benefit, regarding which Mr. Dammeyer disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Patience include 1,000 shares owned by his wife, regarding which Mr. Patience disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Arnold include 15 shares owned by his son, regarding which Mr. Arnold disclaims any beneficial ownership.

2016 Proxy Statement	Stericycle, Inc. • 6

STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table provides information about the beneficial ownership of our common stock by each person who was known to us to be the beneficial owner as of the record date (March 28, 2016) of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,152,533	8.4%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	5,557,708	6.5%
Brown Advisory Incorporated(3) 901 South Bond Street, Ste. 400 Baltimore, Maryland 21231	4,865,678	5.7%
(1)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 4) that The Vanguard Group, Inc. filed with the SEC on February 10, 2016. The Schedule 13G indicates that The Vanguard Group, Inc. had sole voting power over 158,363 shares, shared voting power over 8,200 shares, sole dispositive power over 6,987,050 shares, and shared dispositive power over 165,483 shares.

(2)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 2) that BlackRock, Inc. filed with the SEC on February 10, 2016. The Schedule 13G indicates that Blackrock, Inc. had sole voting power over 4,842,461 shares, shared voting power over 587 shares, sole dispositive power over 5,557,121 shares, and shared dispositive power over 587 shares.

(3)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 4) that Brown Advisory Incorporated filed with the SEC on February 9, 2016. The Schedule 13G indicates that (i) Brown Advisory Incorporated (“BA, Inc.”) had sole voting power over 4,015,677 shares, shared voting power over 88,242 shares, sole dispositive power over 0 shares, and shared dispositive power over 4,865,678 shares, (ii) Brown Advisory, LLC (“BA, LLC”) had sole voting power over 3,819,543 shares, shared voting power over 88,242 shares, sole dispositive power over 0 shares, and shared dispositive power over 4,669,191 shares, (iii) Brown Investment Advisory & Trust Company (“BIATC”) had sole voting power over 195,834 shares, shared voting power over 0 shares, sole dispositive power over 0 shares, and shared dispositive power over 196,187 shares, and (iv) Highmount Capital LLC (“Highmount”) had sole voting power over 300 shares, shared voting power over 0 shares, sole dispositive power over 0 shares, and shared dispositive power over 300 shares. According to the Schedule 13G, each of BA, LLC, BIATC and Highmount are direct or indirect subsidiaries of BA, Inc.

2016 Proxy Statement	Stericycle, Inc. • 7

ITEM 1 ELECTION OF DIRECTORS

Item 1 Election of Directors

Our Board is currently composed of 10 directors. With the exception of Mark C. Miller, our Executive Chairman of the Board, and Charles A. Alutto, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours). The Board has determined that all of our outside directors are independent under the applicable listing standards of the NASDAQ Global Select Market (“NASDAQ”).

Each director elected at the Annual Meeting will hold office until our annual meeting of stockholders in 2017 or until his or her successor is elected and qualified.

VOTING IN UNCONTESTED DIRECTOR ELECTIONS

Under our bylaws, a nominee for election as a director must receive a majority of the votes cast in order to be elected as a director in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.

If a nominee for election as a director is an incumbent director and the nominee is not re-elected, Delaware law provides that the director continues to serve as a “holdover” director until his successor is elected and qualified or until he resigns. Under our bylaws, an incumbent director who is not re-elected is required to tender his resignation as a director. Our Nominating and Governance Committee will review the circumstances and recommend to the Board whether to accept or reject the director’s resignation or take any other action. The Board is required to act on this recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date that the election results are certified.

NOMINEES FOR DIRECTOR

The following table provides information about the nominees for election as directors.

Nominee	Position with the Company	Age
Mark C. Miller	Executive Chairman of the Board of Directors	60
Jack W. Schuler	Lead Director	75
Charles A. Alutto	President, Chief Executive Officer, Director	50
Lynn D. Bleil	Director	52
Thomas D. Brown	Director	68
Thomas F. Chen	Director	66
Rod F. Dammeyer	Director	75
William K. Hall	Director	72
John Patience	Director	68
Mike S. Zafirovski	Director	62

Mark C. Miller has served as our Executive Chairman since January 2013 and director as of May 1992. He became our Chief Executive Officer in May 1992 and Chairman of the Board of Directors in August 2008, and served in each of those roles until January 2013. From May 1989 until joining us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health

2016 Proxy Statement	Stericycle, Inc. • 8

ITEM 1 ELECTION OF DIRECTORS

care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller serves as a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa. Mr. Miller was selected by Morningstar, Inc. as its “2009 CEO of the Year.”

Jack W. Schuler has served as the Lead Director of our Board of Directors since August 2008 and served as our Chairman of the Board from January 1990 until becoming Lead Director. From January 1987 to August 1989 he served as president and chief operating officer of Abbott Laboratories, a diversified health care company, where he also served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests, and Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as chairman of the board of directors of Ventana Medical Systems, Inc., and as a director of Hansen Medical, Inc., Medtronic, Inc., Amgen Incorporated, Chiron Corporation, Elan Corporation, plc, and ICOS Corporation. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, and is a former trustee of Carleton College. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and an M.B.A. degree from the Stanford University Graduate School of Business Administration.

Charles A. Alutto has served as our President and Chief Executive Officer since January 2013 and as a director since November 2012. He joined us in May 1997 following our acquisition of the company where he was then employed. He became an executive officer in February 2011 and served as President, Stericycle USA. He previously held various management positions with us, including vice president and managing director of SRCL Europe and corporate vice president of our large quantity generator business unit. Mr. Alutto received a B.S. degree in finance from Providence College and an M.B.A. degree in finance from St. John’s University.

Lynn D. Bleil has served as a director since May 2015. Ms. Bleil was the leader of McKinsey & Company’s West Coast Healthcare Practice, and a leader of McKinsey’s worldwide Healthcare Practice. She retired in November 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her more than 25 years with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions and integration, marketing and sales, public policy and organization. Ms. Bleil also serves as a director of DST Systems, Inc., a financial and health services information technology company, Sonova Holding AG, and Auspex Pharmaceuticals, Inc. (sold to Teva in May 2015). Ms. Bleil holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. degree from the Stanford Graduate School of Business.

Thomas D. Brown has served as a director since May 2008. From 1974 until his retirement in 2002, Mr. Brown held various sales, marketing and management positions at Abbott Laboratories, where he served as a senior vice president and president of the diagnostics division from 1998 to 2002 and as corporate vice president for worldwide commercial operations from 1993 to 1998. He is a director of Quidel Corporation and Cepheid, a molecular diagnostics company, and formerly served as a director of Ventana Medical Systems, Inc. Mr. Brown received a B.A. degree from the State University of New York at Buffalo.

Thomas F. Chen has served as a director since May 2014. Mr. Chen served as senior vice president and president of international nutrition of Abbott Laboratories before retiring in 2010. During his 22-year career at Abbott, Mr. Chen served in a number of roles with expanded responsibilities, primarily in Pacific/Asia/Africa where he oversaw expansion into a number of emerging markets. Prior to Abbott, he held several management positions at American Cyanamid Company, which later merged with Pfizer. He is a director of Baxter International Inc. and formerly served as a director of Cyanotech Corporation. Mr. Chen received a Bachelor’s degree in International Business from National Cheng Chi University in Taipei, Taiwan, and an M.B.A. degree from Indiana University.

Rod F. Dammeyer has served as a director since January 1998. He is the chairman of CAC, LLC, a private company providing capital investment and management advisory services, and is the former vice chairman of

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ITEM 1 ELECTION OF DIRECTORS

Anixter International, where he served from 1985 until February 2001, and the former managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests, and was an independent trustee of various Invesco funds through December 2015, and formerly served as a director of Ventana Medical Systems, Inc. prior to its being acquired in February 2008 and as a director of The Scripps Research Institute. Mr. Dammeyer received a B.S. degree in accounting from Kent State University.

William K. Hall has served as a director since August 2006. He is a private equity investor who served from 2000 to 2009 as chairman of the board and chief executive officer of Procyon Technologies, Inc., a privately owned holding company. From 1994 to 2000, Mr. Hall was chairman and chief executive officer of Falcon Building Products, Inc., a manufacturer and distributor of residential and commercial construction and home improvement products. He serves as a director of W.W. Grainger, a supplier of facilities maintenance products, as a director of Real Industry, Inc., a diversified metals company, and as a trustee of the Rush University Medical Center, and formerly served as a director of Actuant Corporation, a diversified industrial products manufacturer. Mr. Hall received a B.S.E. degree in aeronautical engineering, a M.S. degree in mathematical statistics, and M.B.A. and Ph.D. degrees in business from the University of Michigan.

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. He is currently the chairman of the board and a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems. He formerly served as a director and vice chairman of the board of directors of Ventana Medical Systems, Inc., a public company prior to its being acquired in February 2008. From January 1988 to March 1995, he was a general partner in a venture capital firm which he co-founded and which led our pre-IPO funding. He was previously a partner in the consulting firm of McKinsey & Company, specializing in health care. Mr. Patience received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and an M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

Mike S. Zafirovski has served as a director since November 2012. Mr. Zafirovski is the founder and president of The Zaf Group LLC, a management consulting and investment firm established in November 2012. Mr. Zafirovski has also served as an executive advisor to The Blackstone Group, a private investment banking company, since October 2011. From November 2005 to August 2009, Mr. Zafirovski served as the president and chief executive officer and a director of Nortel Networks Corporation. Prior to that, he was the president and chief operating officer and a director of Motorola, Inc. from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005. He served as executive vice president and president of the personal communications sector of Motorola from June 2000 to July 2002. Prior to joining Motorola, Mr. Zafirovski spent nearly 25 years with General Electric Company, where he served in management positions, including 13 years as president and chief executive officer of five businesses in the consumer, industrial and financial services areas, his most recent being president and chief executive officer of GE Lighting from July 1999 to May 2000. Mr. Zafirovski also serves as a director of The Boeing Company and two private companies (Apria Healthcare Group Inc. and non-executive chairman of the board for DJO Global, Inc.). He received a B.A. degree in mathematics from Edinboro University in Pennsylvania.

DIRECTOR QUALIFICATIONS

We believe that our 10 director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service on the boards of other public and private companies, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.

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Our directors individually bring to the Board a wide range of experience, backgrounds and knowledge. Among other things that each of our directors brings: Mr. Miller brings a wealth of knowledge of our industry; Mr. Schuler brings experience managing the operations of a multinational healthcare company and knowledge of the dynamics of the healthcare industry; Mr. Alutto brings experience in sales and marketing, operations, and general management of our industry; Ms. Bleil brings significant expertise in the healthcare industry; Mr. Brown brings experience managing the operations of a multinational diagnostics business; Mr. Chen brings experience in managing and expanding the operations of a multinational nutrition business in Asia and emerging markets; Mr. Dammeyer brings experience in a very wide range of businesses; Mr. Hall brings experience in developing, managing and expanding global manufacturing companies; Mr. Patience brings experience with public and private healthcare companies; and Mr. Zafirovski brings experience managing the operations of multinational communications and technology companies.

When the Board elected Mr. Zafirovski as a director in November 2012, it was aware that Nortel Networks Corporation had filed for bankruptcy protection in January 2009 while Mr. Zafirovski was serving as its president and chief executive officer and a director. The Board concluded that this event did not impair Mr. Zafirovski’s ability to serve as one of the Company’s directors.

COMMITTEES OF THE BOARD

Our Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable NASDAQ listing standards.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The committee also administers our stock option plans as they apply to our executive officers. In addition, the committee periodically reviews our compensation practices to evaluate whether they pose enterprise or other risks to us.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent accountants, the performance of our internal audit function and our independent accountants, and our compliance with legal and regulatory requirements.

The Audit Committee reviews our risk management policies and practices and reports any significant issues to the Board. Matters of risk management are brought to the committee’s attention by our Chief Financial Officer, our General Counsel or by our principal internal auditor who focuses on potential weaknesses that could result in a failure of an internal control process. Our management reviews and reports on potential areas of risk at the committee’s request or at the request of other members of the Board.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and evaluates possible nominees for election to the Board of Directors and recommends to the Board a slate of nominees for election at the annual meeting of stockholders. The committee also recommends to the Board director assignments to the Board’s committees. In addition, the committee develops, recommends to the Board and oversees the implementation of our corporate governance policies and practices.

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The Nominating and Governance Committee considers a variety of factors in evaluating a candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, with a particular emphasis on probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business and healthcare services generally and experience serving on the boards of other public companies. In evaluating a candidate’s qualification for election to the Board, the committee also considers whether and how the candidate would contribute to the Board’s diversity, which we define broadly to include gender and ethnicity as well as background, experience and other individual qualities and attributes. The committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the committee also considers the director’s preparation for and participation in meetings of the Board of Directors and the committee or committees of the Board on which the director serves.

In identifying potential candidates for selection in the future as nominees for election as directors, the Nominating and Governance Committee relies on suggestions and recommendations from the other directors, management, stockholders and others and, when appropriate, may retain a search firm for assistance. The committee will consider candidates proposed by stockholders and will evaluate any candidate proposed by a stockholder on the same basis that it evaluates any other candidate. Any stockholder who wants to propose a candidate should submit a written recommendation to the committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. Any such recommendation should be addressed to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

In addition to recommending director candidates to the Nominating and Governance Committee, stockholders may also, pursuant to procedures established in our bylaws, directly nominate one or more director candidates to stand for election at an annual meeting of stockholders. A stockholder wishing to make such a nomination must deliver written notice of the nomination to the secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary, the stockholder’s notice must be received no later than the close of business on the 90th day, and no earlier than the 120th day, prior to the annual meeting.

In accordance with a recent amendment to our bylaws, stockholders may now also submit director nominees to the Board to be included in our annual proxy statement, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

Committee Charters

The charters of the Compensation, Audit, and Nominating and Governance Committees are available on our website, www.stericycle.com.

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Committee Members and Meetings

The following table provides information about the membership of the committees of the Board of Directors.

Director	Compensation Committee	Audit Committee	Nominating and Governance Committee
Mark C. Miller
Jack W. Schuler			x*
Charles A. Alutto
Lynn D. Bleil		x
Thomas D. Brown	x
Thomas F. Chen		x
Rod F. Dammeyer(1)		x*	x
William K. Hall	x*
John Patience		x	x
Mike S. Zafirovski	x
*	Committee Chair

(1)	The Board of Directors has determined that Mr. Dammeyer, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the applicable rules of the U.S. Securities and Exchange Commission.

Our Board of Directors held eight meetings in person during 2015 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Audit Committee held eight meetings during the year. The Compensation Committee held four meetings during the year. The Nominating and Governance Committee held three meetings during the year. Each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of all Board committees on which he or she served during his or her term of service.

We encourage our directors to attend the annual meeting of stockholders. All of the nominees for election as directors attended the 2015 Annual Meeting of Stockholders, and we anticipate that all of our directors will attend this year’s Annual Meeting.

LEAD DIRECTOR

We amended our bylaws in August 2008 and November 2012 to require the Board of Directors to appoint one of our outside directors as the Lead Director if and when our president and chief executive, or any other officer or employee, is serving as the Executive Chairman of the Board. The Lead Director is required to be independent under the NASDAQ listing standards, and serves at the Board’s pleasure until the next election of directors by the stockholders.

Working with the Executive Chairman of the Board, the Lead Director is responsible for coordinating the scheduling and agenda of Board meetings and the preparation and distribution of agenda materials. The Lead Director presides when the Board meets in executive session or in the absence of the Executive Chairman of the Board and may call special meetings of the Board when he considers appropriate. In general, the Lead Director oversees the scope, quality and timeliness of the flow of information from our management to the Board and serves as an independent point of contact for stockholders wishing to communicate with the Board other than through the Executive Chairman of the Board.

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In August 2008, our Chairman of the Board, Jack W. Schuler, resigned as Chairman after serving for more than 18 years, and our Board appointed Mr. Schuler as our Lead Director, and he still serves in this position. Also in August 2008, the Board appointed our then President and Chief Executive Officer, Mark C. Miller, who had served in these positions for more than 16 years, to the additional position of Chairman of the Board. Effective January 2013, Charles A. Alutto became our President and Chief Executive Officer and Mr. Miller assumed the position of Executive Chairman of the Board. At this time, the Board believes that the Executive Chairman arrangement, together with the Lead Director, serve the Company well. It is anticipated that Mr. Miller will transition from Executive Chairman to Chairman during 2016 and that Mr. Schuler will continue as Lead Director following that transition. The combined experience and knowledge of Messrs. Alutto, Miller and Schuler in their respective roles of Chief Executive Officer, Executive Chairman and Lead Director provide the Board and the Company with continuity of leadership that has enabled the Company’s success with sufficient independent oversight of the Board through our Lead Director.

CORPORATE GOVERNANCE

Executive Sessions of the Board

Our Board of Directors excuses Mr. Alutto, our President and Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board in order to allow the Board, with our Lead Director presiding, to review Mr. Alutto’s performance as President and Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.

Board Evaluation

Our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors by completing confidential evaluation forms that are returned to Mr. Schuler as the Chairman of the Nominating and Governance Committee. At a subsequent meeting of the Board, Mr. Schuler leads a discussion with the full Board of any issues and suggestions for improvement identified in his review of these evaluation forms.

Policy on Related Party Transactions

The Board of Directors has adopted a written policy requiring certain transactions with related parties to be approved in advance by the Audit Committee. For purposes of this policy, a related party includes any director or executive officer or an immediate family member of any director or executive officer. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $100,000 and (iii) a related party will have a direct or indirect interest. In reviewing proposed transactions with related parties, the Audit Committee considers the benefits to us of the proposed transaction, the potential effect of the proposed transaction on the director’s independence (if the related party is a director), and the terms of the proposed transaction and whether those terms are comparable to the terms available to an unrelated third party or to employees generally. There were no such transactions since January 1, 2015 that required the Audit Committee’s approval.

Succession Planning

The Board of Directors annually reviews and approves our succession planning for our Chief Executive Officer, our other executive officers and a number of other officers.

Required Resignation on Change in Job Responsibilities

The Board of Directors has adopted a policy that a director must tender his resignation if the director’s principal occupation or business association changes substantially from the position that he held when originally elected to the Board. The Nominating and Governance Committee will then review the circumstances of the director’s

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ITEM 1 ELECTION OF DIRECTORS

new position or retirement and recommend to the full Board whether to accept or reject the director’s resignation in light of the contribution that he can be expected to continue to make to the Board.

Anti-Hedging and Anti-Pledging Policy

Our directors, executive officers and other designated employees are generally prohibited from engaging in certain transactions in respect of our common stock including certain hedging and derivative transactions and short sales. In addition, these persons are generally prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

Clawback Policy

In order to encourage sound financial reporting and enhance individual accountability, we maintain a clawback policy that allows us to recover from our executive officers certain performance-based compensation in the event of certain accounting restatements. If we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from a covered officer certain performance-based compensation if the covered officer is determined to have engaged in fraud or intentional misconduct that materially contributed to the need for the restatement or if otherwise required by applicable SEC or NASDAQ rules.

Risk Oversight

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, Chief Financial Officer, General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. In addition, the Board conducts an annual, in-depth review of the Company’s business, which includes detailed analysis and consideration of strategic, operational, financial, competitive, compliance and compensation risk areas.

Each Board committee addresses relevant risk topics as part of its committee responsibilities. The committees oversee the Company’s risk profile and exposures relating to matters within the scope of their authority and provide periodic reports to the full Board about their deliberations and recommendations. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and its overall compensation philosophy.

Responsibility for risk management flows to individuals and entities throughout our Company as described above, including our Board, Board committees and senior management. We believe our culture has facilitated, and will continue to facilitate, effective risk management across the Company.

COMMUNICATIONS WITH THE BOARD

Stockholders who would like to communicate with the Board may do so by writing to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Executive Chairman of the Board and at his direction to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to the Lead Director will be forwarded to him and at his direction to the other directors, and communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and at his direction to the other members of the committee.

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EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2015 relating to our equity compensation plans pursuant to which stock option grants, restricted stock awards or other rights to acquire shares of our common stock may be made or issued:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by our security holders(1)	5,398,111	$92.11	3,317,483
Equity compensation plans not approved by our security holders(2)	8,143	$45.59	—
(1)	These plans consist of our 2014 Incentive Compensation Plan, 2011 Incentive Compensation Plan, 2008 Incentive Stock Plan, 2005 Incentive Stock Plan, and the Employee Stock Purchase Plan.

(2)	The only plan in this category is our 2000 Non-statutory Stock Option Plan.

In 2000, our Board of Directors approved the 2000 Non-statutory Stock Option Plan (the “2000 Plan”), which authorized the granting of non-statutory stock options for 7,000,000 shares of our common stock to employees (but not to officers or directors). The 2000 Plan expired in February 2010.

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AUDIT COMMITTEE REPORT

Audit Committee Report

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with applicable legal and regulatory requirements. The Audit Committee’s charter is available on the Company’s website, www.stericycle.com. The members of the Audit Committee who served during 2015 were Messrs. Dammeyer (Chairman), Chen and Patience and Ms. Bleil.

In regard to our role, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and that it is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent registered public accounting firm.

In carrying out our oversight responsibility, we review and discuss with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2015. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, including, among other items, the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the letter and written disclosures that the Audit Committee received from Ernst & Young LLP pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and we reviewed programs and initiatives to strengthen the effectiveness of the Company’s internal controls and steps taken to implement recommended improvements.

On the basis of these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Rod F. Dammeyer, Chairman

Lynn D. Bleil

Thomas F. Chen

John Patience

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

OVERVIEW

Compensation Philosophy. Our compensation program for executive officers has two objectives:

•	to attract, motivate and retain highly qualified executive officers; and

•

to structure their compensation, aside from their base salaries, to be dependent on the Company’s attainment of measurable Company-wide performance targets and the sustained growth in our stock price, so that they benefit only if our stockholders benefit.

The program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and an annual cash performance bonus, and long-term incentive compensation is paid in the form of stock options and restricted stock units (RSUs).

Performance-Oriented. Our compensation program is performance-oriented. We favor (i) annual cash performance bonuses and (ii) stock options and RSUs, both vesting in 20% annual increments over five years as the principal components of our executive officers’ compensation. Historically, annual cash performance bonuses have been paid to our executive officers based upon the achievement of EBITDA (earnings before interest, taxes, depreciation and amortization) targets developed from our annual operating plan and budget as approved by our Board of Directors. Beginning in 2016, we have added return on invested capital (ROIC) as a second performance metric in our annual bonus program. We believe that these two components provide strong incentives to our executive officers to improve our operating performance and the return on our capital investments, thereby creating value for all of our stockholders. In 2015, annual cash performance bonuses and stock options represented 81.3% of the total compensation of our named executive officers. As a result, a substantial portion of our executive officers’ compensation is impacted, both positively and negatively, by company performance and stockholder return.

Compensation Committee. Compensation decisions for our executive officers are made by the Compensation Committee of our Board of Directors. All of the Committee’s members are independent under the applicable NASDAQ listing standards. The Committee’s decisions relating to base salaries and annual cash performance bonuses are subject to the review and approval of the full Board; the Committee’s decisions relating to stock options and RSUs are reviewed by the full Board but are not subject to its approval.

Compensation Consultant. In 2014, the Compensation Committee retained Deloitte Consulting LLP, an independent compensation consultant, to review our compensation philosophy and practices for our executive officers and the composition of our peer group of companies. Taking the results of the consultant’s review into consideration, in 2015 the Compensation Committee adjusted our compensation plans for our executive officers and refined our peer group of companies as described below. The Committee concluded that the annual cash salaries for our executive officers were below market as compared to our peer companies and implemented a four-year plan to increase base salaries to better align them with the peer group and the company’s stated compensation philosophy. The Compensation Committee also modified the target levels for annual cash performance bonuses for our executive officers.

Compensation Goals for Executive Officers. The Compensation Committee takes into account a number of factors in setting the base salaries and annual cash performance bonus percentages for our executive officers and in determining the stock options and RSUs to be granted to them. In 2015, the Committee modified these compensation goals to target our executive officers’ total direct compensation (base salary, annual incentive and long-term incentive compensation) at the 50th to 60th percentile of our peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2015, the peer group of companies consisted of Charles River Laboratories International, Inc., Chemed Corporation, Cintas Corporation, Clean Harbors, Inc. Corrections Corporation of America, Covanta Holding Corporation, Ecolab Inc., Equifax, Inc., Healthcare Services Group, Inc., Iron Mountain Incorporated, J.B. Hunt Transportation Services, Inc., Paychex, Inc., Republic Services, Inc., Rollins, Inc. and Waste Connections, Inc. The component companies in our survey may change from year to year as we continue to refine the list of surveyed companies for comparability to us in respect of factors like company size, performance, services offered, and industries served.

Base Salaries. During 2015, Mr. Alutto’s base salary was raised to $485,000, and the base salaries of the other named executive officers were raised to $340,000 for Messrs. Ginnetti and Arnold and to $335,000 for Mr. Collins. Mr. Miller’s base salary remained at $142,000. These salary adjustments were made during the first year of our four year plan to align executive base salaries with our peer group.

Annual Cash Performance Bonuses. Our annual cash performance bonus program is intended to provide a short-term cash incentive to our executive officers, for achieving our annual business plans. Each executive officer is eligible for an annual cash performance bonus equal to a specified percentage of his base salary. For 2015, the annual cash performance bonus percentages of our named executive officers were 125% for Mr. Alutto, 90% for Messrs. Ginnetti and Arnold, and 80% for Messrs. Collins and Mr. Miller. Using EBITDA as the performance metric in 2015, the Compensation Committee set target levels on the basis of the EBITDA in our final operating plan and budget for the year as approved by our Board of Directors, subject to any adjustments that the Compensation Committee considers appropriate to refine EBITDA as an internal measure of our operating performance. These target levels provide for potential annual cash performance bonuses increasing linearly from the 100% level (an annual cash performance bonus equal to the specified percentage of the executive officer’s base salary) to the 200% level (an annual cash performance bonus equal to 200% of the specified percentage of the executive officer’s base salary).

For 2015, our target EBITDA for the payment of annual cash performance bonuses at the 100% level was $808.0 million (compared to $707.6 million for 2014), and our target EBITDA for payment of annual cash performance bonuses at the maximum 200% level was $848.4 million (compared to $715.6 million for 2014 at the then-maximum 150% level). Our actual EBITDA for the year for purposes of the annual cash performance bonus program was $789.2 million (the sum of income from operations of $487.6 million plus $127.4 million of depreciation and amortization plus $174.4 million of acquisition-related expenses, restructuring costs, litigation expenses, and other items that the Compensation Committee did not consider part of our day-to-day operations).

Our executive officers received annual cash performance bonuses for 2015, paid in February 2016, equal to 76.75% of the annual cash performance bonus percentages of their base salaries. The annual cash performance bonuses for Messrs. Alutto, Ginnetti, Arnold, Collins and Miller were $465,327, $234,871, $234,871, $205,703, and $87,194, respectively.

Stock Option Grants. In 2015, we used stock options as the major component of the long term compensation of our executive officers because of the performance incentives that stock options provide. Our stock options are always granted at the closing price of our stock on the date of the grant, and thus the value to our executive officers of their stock options depends entirely on the subsequent growth in value of our stock. The executive officers’ stock options accordingly provide an incentive for sustained levels of superior performance that contribute to our overall success as reflected in the market price of our stock, to the benefit not just of our executive officers but all of our stockholders.

At the Compensation Committee’s meeting in February 2015, the Committee determined the annual stock option grants to our executive officers and to our employees generally taking into account (i) our operating performance, (ii) prior stock option grants, (iii) stock option grants and compensation practices at other companies with which members of the compensation committee were familiar and (iv) the goal of limiting stock

2016 Proxy Statement	Stericycle, Inc. • 19

COMPENSATION DISCUSSION AND ANALYSIS

option grants to executive officers and employees generally to no more than 10% of our fully-diluted shares over a trailing five-year period, thus averaging dilution of no more than 2% a year.

In 2015, the Committee granted stock options to our named executive officers as follows: Mr. Alutto, 110,000 shares; Messrs. Arnold and Ginnetti, each 45,000 shares; and Messrs. Collins and Miller, each 33,000 shares.

Bonus Conversion Program. We maintain a bonus conversion program for our executive officers and other management employees allowing them to convert all or a portion of their annual cash performance bonuses into stock options. The program is intended to enable our executive officers and other participants to trade current compensation for the possibility of greater rewards in the future if our stock performs well.

Under our bonus conversion program, a participant may irrevocably elect in advance of any annual cash performance bonus award to forgo some portion or all of any annual cash performance bonus otherwise payable to him or her and receive instead an immediately vested nonstatutory stock option under one of our stock option plans at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing (i) five times the amount of the cash bonus that the participant elected to forgo by (ii) the average closing price of our common stock during the year for which the bonus is payable.

Four of our executive officers participated in this program in respect of their annual cash performance bonuses for 2015 payable in February 2016. Mr. Alutto elected to forgo $23,266 of his annual cash performance bonus and received instead an option for 1,007 shares, Mr. Arnold elected to forgo $11,744 of his annual cash performance bonus and received instead an option for 508 shares, Mr. Ginnetti elected to forgo $11,744 of his annual cash performance bonus and received instead an option for 508 shares and Mr. Miller elected to forgo his entire annual cash performance bonus and received instead an option for 3,773 shares.

COMPENSATION DECISIONS

In addition to the guidelines previously described (see Overview—Compensation Goals for Executive Officers, on page 18), the Compensation Committee takes into account a number of other factors in setting the base salaries and annual cash performance bonus percentages of our executive officers and determining the stock options and RSUs to be granted to them. The Committee’s decisions are made with a view to reaching an overall result that, in the Committee’s subjective judgment, is appropriate and fair to the particular executive officer, both in absolute terms and relative to the compensation of the other executive officers, and fair as well to us and to our stockholders. The Committee does not reach this result in a mechanical fashion but, rather, considers each executive officer’s role and contribution to our performance, the officer’s compensation history and the compensation practices at other companies with which members of the Committee are familiar.

Compensation decisions are made at the regular meeting of the Compensation Committee during the first quarter of year, typically in February, when the results of our prior year’s performance are available and can be taken into account by the Committee in determining the executive officers’ annual cash performance bonuses for the prior year and their base salaries and annual cash performance bonus percentages for the current year. The Committee believes that incentives are likely to have a greater effect on performance the sooner they are communicated and accordingly determines annual cash performance bonus percentages and annual option grants as early in the year as practicable. The Committee’s decisions are made without regard to our anticipated earnings or other announcements.

Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of the our executive officers other than himself, but management does not otherwise participate in the Committee’s decisions. Compensation decisions for our Chief Executive Officer are made in executive session by the independent members of the Committee.

2016 Proxy Statement	Stericycle, Inc. • 20

COMPENSATION DISCUSSION AND ANALYSIS

The Committee reviews the results of the voting on each annual non-binding “say-on-pay” proposal. Last year, approximately 97% of our stockholders who voted on the “say-on-pay” proposal at the 2015 Annual Meeting approved our executive compensation as described in the Compensation Discussion and Analysis and tabular disclosures in our proxy statement for the meeting. The Committee did not implement any changes in executive compensation during 2015 or 2016 as a direct result of the stockholders’ advisory vote.

BASE SALARIES

In February 2016, the Compensation Committee increased the base salary of Mr. Alutto to $585,000, increased the base salaries of Messrs. Arnold and Ginnetti to $380,000, and increased the base salary of Mr. Collins to $370,000. Mr. Miller’s base salary was reduced to $50,000 in connection with the anticipated transition of his role from Executive Chairman to Chairman during 2016. These salary adjustments were made consistent with our four year plan to adjust base salaries for our executive officers relative to our peer group as described above in Overview—Compensation Consultant.

ANNUAL CASH PERFORMANCE BONUSES

In February 2015, the Compensation Committee modified our annual cash performance bonus program. Prior to this modification, if we failed to attain our target EBITDA for payment of annual cash performance bonuses at the 100% level, our executive officers were not assured of any bonuses. In these circumstances, the Compensation Committee could decide in its discretion either that no annual cash performance bonuses were warranted or that it would be appropriate to award on the basis of individual merit cash bonuses of some order of magnitude smaller than the annual cash performance bonuses that would have been paid if we had attained our target EBITDA for payment of annual cash performance bonuses at the 100% level.

Beginning in February 2015, our annual cash performance bonus program now provides for a 50% payout (i.e., 50% of an executive officer’s bonus percentage of his base salary) if we attain at least 95% of our target EBITDA, with no annual cash performance bonus payouts at all if we fail to attain the 95% level.

The Compensation Committee also increased the performance level at which annual cash performance bonus payouts would be made at the maximum amount. Prior to this change, annual cash performance bonuses at the maximum 150% payout were payable if our actual EBITDA was equal to or exceeded an amount that, in practice, was less than 1.0% more than our target EBITDA. With the Committee’s change, annual cash performance bonus payouts at the maximum level are now payable only if our actual EBITDA is 105% of our target EBITDA, and the maximum annual cash performance bonus payout is increased to 200% if the 105% EBITDA level is exceeded.

In February 2016, the Compensation Committee added return on invested capital (ROIC) as a second metric in our annual cash performance bonus program. The ROIC component of the bonus program is structured to incentivize our executive officers to continue to achieve returns in excess of the company’s cost of capital. Achievement at the threshold level would result in a 50% payout, achievement at the target level would result in a 100% payout, and achievement at 112% of the target level would result in a 200% payout. For 2016, 75% of the annual cash performance bonus is tied to achievement of our EBITDA goal and 25% of the bonus is tied to achievement of our ROIC goal.

In February 2016, the Compensation Committee set the following annual cash performance bonus percentages for 2016 for each of our named executive officers: 150% for Mr. Alutto; 100% for Messrs. Arnold and Ginnetti; and 90% for Mr. Collins; and 50% for Mr. Miller.

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OPTIONS

The exercise price per share of an option granted under one of our stock option plans may not be less than the closing price of a share of our common stock on the date of the option grant. The maximum term of an option may not exceed 10 years, and an option may be exercised only when it is vested and only while the executive officer or other employee remains an employee of ours and for a limited period following the termination of his or her employment.

Options granted to executive officers and employees generally vest over five years at the rate of one-fifth of the option shares on each of the first five anniversaries of the option grant date. (As noted below, options granted under our bonus conversion program are immediately vested.) Options also become exercisable upon the option holder’s death or upon a “change in control.”

In February 2016, the Committee determined the annual stock option grants to our executive officers and to our employees generally. The Committee granted options to our named executive officers as follows: Mr. Alutto, 105,406 shares; Messrs. Arnold and Ginnetti, each 44,595 shares; Mr. Collins 30,811 shares; and Mr. Miller 20,271 shares.

RESTRICTED STOCK UNITS

Based on a review of market practices and with input from its consultant, in 2016 the Compensation Committee decided to add RSU awards to the long-term incentive component of our execution compensation program, allocating annual equity awards to our executive officers in 75% stock options and 25% RSUs. The number of RSUs awarded is determined on the basis of a target grant date fair value of total equity awards with RSUs being granted at a conversion ratio of one RSU for every 5 stock options replaced. RSUs granted to executive officers and employees generally vest over five years at the rate of one-fifth of the RSU shares on each of the first five anniversaries of the grant date. RSUs also become fully vested and released upon the RSU holder’s death or upon a “change in control.”

In February 2016, the Committee determined the annual RSU grants to our named executive officers and to our employees generally. The Committee granted RSU awards to our named executive officers as follows: Mr. Alutto, 7,027 shares; Messrs. Arnold and Ginnetti, each 2,972 shares; Mr. Collins 2,054 shares; and Mr. Miller 1,351 shares.

RETIREMENT PLANS AND DEFERRED COMPENSATION ARRANGEMENTS

Aside from our employee stock purchase plan and 401(k) plan, we do not maintain any other qualified plans (for example, a qualified defined benefit or a money purchase pension plan), and we have not adopted any nonqualified retirement or deferred compensation plan or arrangement.

PERQUISITES AND PERSONAL BENEFITS

We do not provide any perquisites or personal benefits to our executive officers.

EMPLOYMENT AGREEMENTS

We have not entered into written employment agreements with any of our named executive officers. All of our executive officers have entered into confidentiality, nonsolicitation and noncompetition agreements with us.

2016 Proxy Statement	Stericycle, Inc. • 22

COMPENSATION DISCUSSION AND ANALYSIS

TERMINATION AND CHANGE-IN-CONTROL PAYMENTS

We have not entered into salary continuation, severance or similar agreements or arrangements with any of our named executive officers and have no contractual or other obligation to provide severance benefits or other payments to them in the event of a change in control or termination of employment. (In this regard, however, we note that all of our stock option plans provide for the full vesting upon a change in control of all unvested options held by our employees, including our executive officers.)

STOCK OWNERSHIP REQUIREMENTS

All of our executive officers are required to hold a minimum position in our stock. An executive officer with less than five years of service as an executive officer must have a position equal to three times his or her base salary, and an executive officer with five or more years of service must have a position equal to five times his or her base salary.

An executive officer’s stock ownership position is measured by the value of our common stock that he or she owns directly and indirectly, the value of the vested and unvested RSUs that he or she holds, and the in-the-money value of the vested and unvested stock options that he or she holds. An executive officer who does not satisfy the applicable minimum stock ownership requirement may not sell any shares of our stock, with the exception that the officer may engage in a cashless exercise of an option and sell a number of shares sufficient to pay the exercise price of the option shares and the related withholding taxes. An executive officer who satisfies the applicable minimum stock ownership requirement may not sell any shares if, as a result, he or she would then violate the applicable minimum stock ownership requirement. All of our named executive officers satisfy the applicable minimum stock ownership requirement.

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COMPENSATION COMMITTEE REPORT

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s executive management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

William K. Hall, Chairman

Thomas D. Brown

Mike S. Zafirovski

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SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table provides information about the compensation paid or earned during the period 2013-2015 by our principal executive officer, principal financial officer and three most highly compensated other executive officers (the “named executive officers”):

Name and Principal Position	Year	Salary($)	Non-Equity Incentive Plan Compensation(1)	Option Awards(2)($)	All Other Compensation(3)($)	Total($)
Charles A. Alutto(4) President and Chief Executive Officer	2015 2014 2013	$488,269 379,615 348,077	$465,327 721,875 513,215	$2,510,200 2,532,320 3,176,224	$1,750 1,750 1,750	$3,465,546 3,635,560 4,039,266
Mark C. Miller(5) Executive Chairman of the Board	2015 2014 2013	$147,462 142,000 144,423	$ 87,194 191,700 149,917	$ 753,060 766,080 1,164,616	$1,750 1,750 1,750	$989,466 1,101,530 1,460,706
Daniel V. Ginnetti(6) Executive Vice President and Chief Financial Officer	2015 2014	$346,923 275,385	$234,871 187,200	$1,026,900 478,200	$1,750 1,750	$1,610,444 942,535
Brent Arnold(7) Executive Vice President and Chief Operating Officer	2015	$343,077	$234,871	$1,026,900	$1,750	$1,606,598
Michael J. Collins(8) Executive Vice President and President, Recall and Return Management Systems	2015 2014 2013	$342,500 296,154 272,115	$205,703 405,000 290,333	$ 753,060 766,080 952,867	$1,750 1,750 1,750	$1,303,013 1,468,984 1,517,065
(1)	The amounts in this column are the gross amounts of the named executive officer’s annual cash performance bonus for the particular year before any conversion of the bonus into an option pursuant to our bonus conversion program. See the second paragraph of note (2) and notes (4)-(8).

(2)	The amounts in this column represent the fair value of options that we granted in 2015, 2014, and 2013 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these options are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015 (available at www.stericycle.com).

The amount in this column for a particular year does not include the fair value of any option that we granted during that year pursuant to our bonus conversion program in respect of the named executive officer’s annual cash performance bonus for the prior year. See the following notes (4)-(8).

(3)	The amounts in this column represent our matching 401(k) plan contributions for 2015, 2014, and 2013 for each of our named executive officers.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column for Mr. Alutto are the gross amounts of his annual cash performance bonuses for 2015, 2014 and 2013. Pursuant to our bonus conversion program, Mr. Alutto elected to forgo $23,266 of his annual cash performance bonus for 2015 and received instead an option for 1,007 shares, a net cash bonus of $442,061, he elected to forgo $72,188 of his annual cash performance bonus for 2014 and received instead an option for 2,435 shares, and a net cash bonus of $649,688; and he elected to forgo $51,321 of his annual cash performance bonus for 2013 and received instead an option for 1,873 shares and a net cash bonus of $461,893. The fair value of these bonus conversion options is not included in the amount in Mr. Alutto’s “Option Awards” column.

(5)	The amounts in the “Non-Equity Incentive Plan Compensation” column for Mr. Miller are the gross amounts of his annual cash performance bonuses for 2015, 2014, and 2013. Pursuant to our bonus conversion program, Mr. Miller elected to forgo his entire annual cash performance bonus for each of these years and received instead options for 3,773, 6,468, and 5,470 shares, respectively. The fair value of these bonus conversion options is not included in the amounts in Mr. Miller’s “Option Awards” column.

(6)	Mr. Ginnetti became an executive officer when he was appointed Executive Vice President and Chief Financial Officer on August 1, 2014. The amount in the “Non-Equity Incentive Plan Compensation” column for Mr. Ginnetti is the gross amount of his annual cash performance bonus for 2015 and 2014. Pursuant to our bonus conversion program, Mr. Ginnetti elected to forgo $58,718 of his annual cash performance bonus for 2015 and received instead an option for 508 shares and a net cash bonus of $164,409. The fair value of these bonus conversion options is not included in the amounts in Mr. Ginnetti’s “Option Awards” column.

2016 Proxy Statement	Stericycle, Inc. • 25

SUMMARY COMPENSATION TABLE

(7)	Mr. Arnold became an executive officer when he was appointed Executive Vice President and Chief Operating Officer on January 1, 2015. The amount in the “Non-Equity Incentive Plan Compensation” column for Mr. Arnold is the gross amount of his annual cash performance bonus for 2015. Pursuant to our bonus conversion program, Mr. Arnold elected to forgo $58,718 of his annual cash performance bonus for 2015 and received instead an option for 508 shares and a net cash bonus of $164,409. The fair value of these bonus conversion options is not included in the amounts in Mr. Arnold’s “Option Awards” column.

(8)	The amounts in the “Non-Equity Incentive Plan Compensation” column for Mr. Collins are the gross amounts of his annual cash performance bonuses for 2015, 2014 and 2013. Pursuant to our bonus conversion program, Mr. Collins did not elect to forgo any of his annual cash performance bonus of $205,703 for 2015, he elected to forgo $81,000 of his annual cash performance bonus for 2014 and received instead an option for 2,733 shares and a net cash bonus of $324,000; and he elected to forgo $58,067 of his annual cash performance bonus for 2013 and received instead an option for 2,119 shares and a net cash bonus of $232,266. The fair value of these bonus conversion options is not included in the amounts in Mr. Collins’s “Option Awards” column.

2016 Proxy Statement	Stericycle, Inc. • 26

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table provides information about the stock options granted to our named executive officers during 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: Annual Cash Performance Bonuses(1)			Option Awards(2): Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Stock and Option Awards($)

		Threshold ($)	Target ($)	Maximum ($)
Charles A. Alutto	2/06/15	303,125	606,250	1,212,500	112,435	$130.19	$2,510,200
Mark C. Miller	2/06/15	56,800	113,600	226,000	39,468	$130.19	753,060
Brent Arnold	2/06/15	153,000	306,000	612,000	45,337	$130.19	1,026,900
Daniel V. Ginnetti	2/06/15	153,000	306,000	612,000	45,000	$130.19	1,026,900
Michael J. Collins	2/06/15	104,000	208,000	536,000	35,733	$130.19	753,060
(1)	As described above, awards under our annual cash performance bonus program are based on the achievement of certain performance metrics. See Compensation Discussion and Analysis – Overview – Annual Cash Performance Bonuses and – Compensation Decisions – Annual Cash Performance Bonuses for more information.

(2)	All of these options were granted under our 2008 Incentive Stock Plan or 2011 Incentive Stock Plan. This column includes options granted in February 2015 by reason of the named executive officers’ conversion, pursuant to our bonus conversion program, of all or part of their respective annual cash performance bonuses for 2014. It does not include options granted in February 2016 by reason of the named executive officers’ conversion, pursuant to our bonus conversion program, of all or part of their respective annual cash performance bonuses for 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the outstanding stock options held by the named executive officers as of December 31, 2015.

We did not make any awards to our named executive officers during 2015 or earlier of shares of restricted stock, restricted stock units or similar rights under an “equity incentive plan” or other plan or arrangement, and accordingly, no such shares, units or rights were held by any of our executive officers as of December 31, 2015 except as described in notes (2) and (3) below:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(1)
Charles A. Alutto	27,000	—	$54.59	6/18/2018
	6,984	—	$63.00	7/30/2020
	25,512	6,378	$85.00	2/8/2021
	23,800	95,200	$115.69	2/11/2022
	36,000	24,000	$86.24	2/13/2022
	—	110,000	$130.19	2/6/2023
	60,371	87,300	$95.87	2/20/2023
	1,873	—	$115.69	2/11/2024
	2,435	—	$130.19	2/6/2025
Mark C. Miller	60,946	—	$38.57	2/6/2017
	120,393	—	$53.15	2/15/2018
	162,676	—	$46.83	2/10/2019
	242,253	—	$51.55	2/9/2020
	20,000	—	$51.20	2/10/2020
	163,401	31,830	$85.00	2/8/2021
	7,200	28,800	$115.69	2/11/2022
	93,998	44,000	$86.24	2/13/2022
	—	33,000	$130.19	2/6/2023
	33,705	32,010	$95.87	2/20/2023
	5,470	—	$115.69	2/11/2024
	6,468	—	$130.19	2/6/2025
Daniel V. Ginnetti(2)	8,000	—	$53.15	2/15/2018
	3,500	—	$50.82	6/27/2018
	15,684	—	$46.83	2/10/2019
	12,000	—	$51.55	2/9/2020
	8,560	2,140	$85.00	2/8/2021
	3,000	12,000	$115.69	2/11/2022
	6,720	4,480	$86.24	2/13/2022
	1,500	6,000	$116.81	8/1/2022
	—	45,000	$130.19	2/6/2023
	5,820	8,730	$95.87	2/20/2023

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(1)
Brent Arnold(3)	5,061	—	$46.83	2/10/2019
	404	—	$47.24	3/2/2019
	11,500	—	$51.55	2/9/2020
	792	—	$55.57	3/1/2020
	8,960	2,240	$85.00	2/8/2021
	629	—	$83.88	3/1/2021
	3,000	12,000	$115.69	2/11/2022
	6,720	4,480	$86.24	2/13/2022
	711	—	$86.89	2/28/2022
	1,500	6,000	$110.14	4/14/2022
	—	45,000	$130.19	2/6/2023
	5,820	8,730	$95.87	2/20/2023
	448	—	$97.36	3/7/2023
	337	—	$130.19	2/6/2025
Michael J. Collins	1,939	—	$51.55	2/9/2020
	11,036	5,414	$85.00	2/8/2021
	7,200	28,800	$115.69	2/11/2022
	23,460	14,000	$86.24	2/13/2022
	—	33,000	$130.19	2/6/2023
	19,467	26,190	$95.87	2/20/2023
	2,119	—	$115.69	2/11/2024
	2,733	—	$130.19	2/6/2025

(1)	Other than options listed with expiration dates of February 11, 2022, April 14, 2022 and February 6, 2025 which have 8-year terms and expire on the eighth anniversary of the option grant date, these options have 10-year terms and expire on the tenth anniversary of the option grant date. Options generally vest at the rate of one-fifth (20%) of the option shares on each of the first five anniversaries of the option grant date. Options granted pursuant to our bonus conversion program are immediately vested.

(2)	Mr. Ginnetti holds 2,500 restricted stock units that were granted to him on February 13, 2012 prior to his becoming an executive officer. All of these restricted stock units vest on February 13, 2017. Based on the closing price of our common stock of $120.60 on December 31, 2015 as reported on NASDAQ, these restricted stock units have a market value of $301,500.

(3)	Mr. Arnold holds 2,500 restricted stock units that were granted to him on February 13, 2012 prior to his becoming an executive officer. All of these restricted stock units vest on February 13, 2017. Based on the closing price of our common stock of $120.60 on December 31, 2015 as reported on NASDAQ, these restricted stock units have a market value of $301,500.

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OPTION EXERCISES AND STOCK VESTED

OPTION EXERCISES AND STOCK VESTED

The following table provides information about option exercises by the named executive officers during 2015. Prior to 2016, we did not award shares of restricted stock, restricted stock units or similar rights to any of our named executive officers, and accordingly no such shares, units or rights vested during 2015:

	Option Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)
Charles A. Alutto	9,000	$709,859
Mark C. Miller	—	$—
Daniel V. Ginnetti	10,000	$904,790
Brent Arnold	9,000	$806,675
Michael J. Collins	25,000	$1,590,785
(1)	The information in this column is provided on an aggregate basis, and includes (i) option shares canceled in a net exercise of the option (in which option shares with a value equal to the exercise price and related withholding taxes are canceled in satisfaction of those amounts) and (ii) option shares acquired and concurrently sold to pay the exercise price and related withholding taxes in a “cashless” exercise of the option through a broker.

(2)	The information in this column is provided on an aggregate basis. The value realized on the exercise of an option was determined by multiplying the number of shares for which the option was exercised by the difference between (i) either (A) the closing price of our common stock on the date of exercise, in the case of payment of the exercise price in cash or by delivery of shares of our common stock for cancelation or by a net exercise of the option, or (B) the sales price, in the case of a “cashless” exercise of the option, and (ii) the exercise price per share of the option.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table provides information about the compensation paid to our directors in 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mark C. Miller, Executive Chairman(2)	—	—	—	—	—	—
Jack W. Schuler, Lead Director	—	—	$106,017	—	—	$106,017
Charles A. Alutto(3)	—	—	—	—	—	—
Lynn D. Bleil(4)	—	—	$292,410	—	—	$292,410
Thomas D. Brown	—	—	$106,017	—	—	$106,017
Thomas Chen	—	—	$106,017	—	—	$106,017
Rod F. Dammeyer(5)	—	—	$114,488	—	—	$114,488
William K. Hall(6)	—	—	$110,252	—	—	$110,252
John Patience	—	—	$106,017	—	—	$106,017
Mike S. Zafirovski	—	—	$106,017	—	—	$106,017
(1)	The amounts in this column represent the fair value of options that we granted in 2015 determined in accordance with FASB ASC Topic 718, excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these stock options are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015 (available at www.stericycle.com).

As of December 31, 2015, our outside directors held vested and unvested options for the following number of shares of our common stock: Mr. Schuler, 27,100 shares; Ms. Bleil, 12,809 shares; Mr. Brown, 57,776 shares; Mr. Chen, 18,007 shares; Mr. Dammeyer, 39,457 shares; Mr. Hall, 27,472 shares; Mr. Patience, 50,671 shares; and Mr. Zafirovski, 28,889 shares.

(2)	Mr. Miller receives no additional compensation for his services as a director.

(3)	Mr. Alutto receives no additional compensation for his services as a director.

(4)	Pursuant to our Outside Directors Compensation Plan, Ms. Bleil received two options upon joining the Board in May 2015, each for a number of shares determined in accordance with the formulas described below under “Option Grants to New Directors.” The first option, for joining the Board, was for 7,878 shares and the second upon, reflecting his annual compensation as a director, was for 4,931 shares.

(5)	Mr. Dammeyer received options for an additional 394 shares for his service as chairman of the Audit Committee.

(6)	Mr. Hall received options for an additional 197 shares for his service as chairman of the Compensation Committee.

Compensation in 2015

We did not pay any fees or other cash compensation to our directors who served during 2015 or provide them with any perquisites or other personal benefits. Pursuant to our Outside Directors Compensation Plan, we granted an option for 4,931 shares to each of our outside directors elected at the annual meeting of stockholders in May 2015. The number of option shares was determined by dividing (i) the product of five times the director’s annual compensation of $125,000 by (ii) the average closing price of a share of our common stock

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DIRECTOR COMPENSATION

during the 12-month period ending on the last trading day prior to the annual meeting ($126.76). The exercise price per share was the closing price of our common stock on the day of the annual meeting ($138.45), and the option vests on the first anniversary of the meeting (May 27, 2016). Mr. Dammeyer and Mr. Hall received options for an additional 394 and 197 shares for their services as Chairmen of the Audit and Compensation Committees, respectively.

Outside Directors Compensation Plan

In February 2016, the Board modified our Outside Directors Compensation Plan to align the compensation of our outside directors with the changes made to the compensation of our executive officers. Under our Outside Directors Compensation Plan, each director’s annual compensation for his or her services is $125,000 (the “annual retainer”). The Board reviews this amount annually and may update the annual retainer from time to time based on formal or informal surveys of outside directors’ compensation. Subject to the election by an eligible director to receive payment of his or her annual retainer in cash, the normal form of payment of an outside director’s annual retainer is (i) a stock option reflecting the conversion of 75%, or $93,750, of the annual retainer and (ii) a restricted stock unit (RSU) award reflecting the conversion of 25%, or $31,250, of the annual retainer. The option and RSU award are granted by reason of a director’s reelection as a director at the annual meeting of stockholders each year.

The option is for a number of shares equal to the quotient obtained by dividing (i) five times the amount of the director’s annual retainer to be converted into an option ($93,750) by (ii) the average closing price of our common stock during the 12-month period preceding the grant date. The RSU award is for a number of shares equal to the quotient obtained by dividing (i) two times the amount of the director’s annual retainer to be converted into an RSU award ($31,250) by (ii) the average closing price of our common stock during the 12-month period preceding the grant date. The exercise price of the option is the closing price on the grant date. Both the option and the RSU award fully vest on the first anniversary of the grant date. Any portion of a director’s annual retainer that he or she elects to receive in cash is paid in 12 equal monthly installments.

Stock Ownership Requirements

Under our Outside Directors Compensation Plan, all directors are required to hold a minimum position in our stock. For a director with less than five years of service, he or she must have a position equal to three times his or her annual retainer, or $375,000. For a director with five or more years of service, he or she must have a position equal to five times his or her annual retainer, or $625,000. A director’s ownership position is measured by the value of our common stock that he or she owns directly and indirectly, the value of the vested and unvested RSUs that he or she holds, and the in-the-money value of the vested and unvested stock options that he or she holds.

A director who satisfies the minimum ownership requirement may elect to receive all or a portion of his or her annual retainer in cash. A director who does not satisfy the minimum ownership requirement must receive his or her annual retainer in the normal form of payment as a stock option and RSU award. A director who does not satisfy the applicable minimum ownership requirement may not sell any shares of our common stock, with the exception that the director may engage in a “cashless” exercise of an option and sell a number of shares sufficient to pay the exercise price of the option shares and the related withholding taxes.

All of our outside directors currently satisfy the applicable minimum stock ownership requirement other than Mr. Chen who became a director in May 2014 and Ms. Bleil who became a director in May 2015.

Meeting and Other Fees

Under our Outside Directors Compensation Plan, directors are not paid separate fees for attending meetings of the Board of Directors or its committees. No fees are paid to the Executive Chairman of the Board for his service as chairman. The chairman of the Audit Committee is paid a fee of $10,000 per year for his service as chairman, and the chairman of the Compensation Committee is paid a fee of $5,000 per year for his service as chairman.

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DIRECTOR COMPENSATION

The fees to the chairmen of the Audit and Compensation Committees are paid by adding each chairman’s fee to and treating it as a part of his annual retainer. The chairmen’s fees are reviewed annually and updated from time to time on the basis of formal or informal surveys of outside director compensation.

Option Grants to New Directors

Our Outside Directors Compensation Plan provides that a new director will be granted two stock options and two RSU awards upon joining the Board. The first option, for joining the Board, is for a number of shares equal to the quotient obtained by dividing (i) the product of 10 times 75%, or $93,750, of the annual retainer by (ii) the average closing price of our common stock during the 12-month period preceding the grant date. The first RSU award, for joining the board, is for a number of shares equal to the quotient obtained by dividing (A) 4 times 25%, or $31,250, of the annual retainer by (B) the average closing price of our common stock during the 12-month period preceding the grant date. The exercise price of the option is the closing price on the grant date, and one-fifth of the option shares and one-fifth of the RSU award vest on each of the first five anniversaries of the grant date.

The new director will also be granted a second option and second RSU award reflecting his or her annual retainer. If the new director is elected at an annual meeting, the option and the RSU award are the same as the options and RSU awards that the other directors elected at the annual meeting receive. If the new director is elected other than at an annual meeting, (i) the second option is for a number of shares equal to a pro rata portion of the quotient obtained by dividing (A) five times 75% of the director’s annual retainer by (B) the average closing price of our common stock during the 12-month period preceding the grant date, and (ii) the second RSU award is for a number of shares equal to a pro rata portion of the quotient obtained by dividing (A) two times 25% of the director’s annual retainer by (B) the average closing price of our common stock during the 12-month period preceding the grant date. The exercise price of the option is the closing price on the grant date. Both the option and the RSU award fully vest on the first anniversary of the grant date.

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ITEM 2 APPROVAL OF STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

Item 2 Approval of Stericycle, Inc. Canadian Employee Stock Purchase Plan

INTRODUCTION

In March 2016, our Board approved the Stericycle, Inc. Canadian Employee Stock Purchase Plan (the “Stock Purchase Plan”) and recommended submitting the Stock Purchase Plan to our stockholders for their approval at the 2016 Annual Meeting. The Stock Purchase Plan will not become effective unless it is approved by our stockholders.

The purpose of the Stock Purchase Plan is to provide eligible employees of certain Canadian subsidiaries of the Company with an opportunity to become owners of the Company through the purchase of shares of our common stock. The plan authorizes 100,000 shares of our common stock to be purchased by employees through payroll deductions at a 5% discount from the market price of the stock as of the exercise date. The plan is intended to be an “employee stock purchase plan” under section 423 of the Internal Revenue Code. Our Board believes that the Stock Purchase Plan will provide an attractive benefit which will enhance our ability to continue to attract and retain dedicated and motivated employees of our Canadian subsidiaries who are critical to our success.

SUMMARY OF PRINCIPAL TERMS

The following summary describes the principal terms of the Stock Purchase Plan. The complete text of the plan appears as Exhibit A to this proxy statement.

Overview

The Stock Purchase Plan allows eligible employees of certain of our Canadian subsidiaries to purchase shares of our common stock at a discount during two six-month offering periods each year. An eligible employee who elects to participate in an offering period is granted an option on the first day of the offering period for a number of shares equal to the employee’s payroll deductions under the Stock Purchase Plan during the offering period divided by the option price per share as of the last day of the offering period (or, if such day is not a business day, the immediately preceding business day) (such date is hereinafter referred to as the “exercise date”). The option price per share is equal to 95% of the last reported sales price of a share of our common stock on NASDAQ as of the exercise date.

Administration

The Stock Purchase Plan is administered by our Board. The Board may delegate its authority to administer the Stock Purchase Plan to a committee of the Board or to an administrative committee of officers or other employees. For convenience, the term “plan administrator” is used in the balance of this summary to refer both to our Board and to any committee to which the Board may delegate its authority to administer the Stock Purchase Plan.

Subject to the terms and conditions of the Stock Purchase Plan, the plan administrator has the authority and duty to: (i) manage and control the operation of the Stock Purchase Plan; (ii) conclusively interpret and construe the provisions of the Stock Purchase Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Stock Purchase Plan; (iii) correct any defect or omission and reconcile any inconsistency in the Stock Purchase Plan; (iv) determine whether and to what extent a Canadian subsidiary of the Company may participate in the Stock Purchase Plan; and (v) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Stock Purchase Plan. The

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ITEM 2 APPROVAL OF STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

determination of the plan administrator on matters within its authorities will be conclusive and binding on the Company, the participating Canadian subsidiaries, the participants and all other persons. Any decision of the plan administrator requires a majority of its members.

Number of Shares

The Stock Purchase Plan authorizes a total of 100,000 shares of our common stock to be issued pursuant to options granted under the plan. In the event of the expiration, withdrawal, termination or other cancellation of an option under the Stock Purchase Plan, the number of shares of common stock that were subject to the option but not delivered will again be available for issuance under the Stock Purchase Plan. The maximum number of shares of common stock available under the Stock Purchase Plan is subject to adjustment in the event of any transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to shares of our common stock or other change in the corporate structure or capitalization affecting our common stock).

Eligibility

Every employee of a participating Canadian subsidiary who has completed six months’ employment as of the first day of an offering period under the Stock Purchase Plan, and who is either (i) a full-time employee or (ii) a part-time employee who customarily works more than 20 hours per week, will be eligible to participate in the offering period. As of July 1, 2016, approximately 3,500 employees would be eligible to participate in the Stock Purchase Plan.

Offering Periods

Each year the Stock Purchase Plan will have two consecutive six-month offering periods during which eligible employees may make payroll deductions that will be credited to participant accounts and used to purchase shares of our common stock. One offering period will begin on January 1 and end on June 30, and the other offering period will begin on July 1 and end on December 31.

Election to Participate

An individual who is an eligible employee on the first day of an offering period may elect to be a participant in the Stock Purchase Plan for that offering period by completing and filing an enrollment agreement in accordance with rules and procedures established by the plan administrator.

Payroll Deduction Percentage

A participant’s enrollment agreement will specify the percentage of his or her compensation (salary or wages) for the offering period that the participant elects to have withheld and credited to his or her account for purposes of exercising the participant’s option for that offering period. The participant may specify any whole percentage of his or her compensation, but a participant’s total payroll deductions may not exceed $5,000 during any offering period (appropriately increased or reduced in the case of any offering period longer or shorter than six months).

Payroll deductions will begin with the first regular payroll period ending on or after the first day of the offering period and end with the last regular payroll period ending on or before the exercise date (or, if earlier, upon the termination of the participant’s employment or other termination of participation in the Stock Purchase Plan). Except in the case of a participant’s election to cease participation or termination of employment (as described below), a participant may not change his or her payroll deductions during an offering period, and a participant’s enrollment agreement will remain in effect indefinitely (for both the offering period in respect of which it was initially filed and all subsequent offering periods) unless the participant modifies the enrollment agreement for a subsequent offering period or the participant’s participation in the Stock Purchase Plan terminates.

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ITEM 2 APPROVAL OF STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

Grant of Options

Each participant in an offering period will be granted an option as of the first day of the offering period for a number of shares of our common stock equal to his or her payroll deductions under the plan during the offering period divided by the option price per share as of the exercise date.

Option Price

The option price per share of our common stock in any offering period will be equal to 95% of the last reported sales price of a share of our common stock on NASDAQ as of the exercise date.

Exercise of Options

On each exercise date, each participant whose participation in the Stock Purchase Plan for that offering period has not terminated will be deemed to have exercised his or her option with respect to that number of whole shares of our common stock equal to the quotient of (i) the total payroll deductions for the offering period in the participant’s account as of the exercise date and (ii) the exercise price of the option.

Limitations

In any calendar year, no participant may purchase under the Stock Purchase Plan (or any other employee stock purchase plan of the Company or any subsidiary) shares of our common stock having a fair market value (determined as of the first day of an offering period) in excess of $25,000. In addition, no option will be granted to any eligible employee if, immediately after the option is granted, he or she would own (or would be deemed to own, pursuant to the rules of the U.S. Internal Revenue Code) stock possessing 5% or more of the voting power or value of all classes of stock of the Company or any subsidiary.

Election to Cease Participation

A participant may elect to cease participation in an offering period at any time prior to the exercise date and receive a refund of the balance in his or her account. Such an election will serve to cancel the participant’s option and terminate his or her participation in both the current offering period and all subsequent offering periods, and no shares of our common stock will be purchased for the participant for the offering period in which his or her election to cease participation is effective. An election to cease participation in an offering period must be made in the manner and within the time prior to the exercise date that the plan administrator specifies. Any refund of the participant’s account balance pursuant to the participant’s election to cease participation will be paid to him or her, without interest, as soon as practicable following his or her election. A participant’s election to cease participation for one offering period will not affect his or her eligibility to participate in subsequent offering periods, subject to the terms and conditions of the Stock Purchase Plan.

Termination of Employment

In the event that a participant’s employment with the Company and its subsidiaries terminates during an offering period and prior to the exercise date of the offering period for any reason (whether as a result of his or her resignation, death or otherwise), the participant’s option will be automatically cancelled as of the date of the participant’s termination of employment, and no shares of our common stock will be purchased for the participant for the offering period in which his or her termination occurs. All amounts remaining in the participant’s account as of his or her termination date will be refunded to the participant, without interest, as soon as practicable after the participant’s termination date.

Transferability

No participant in an offering period may sell, pledge, transfer or otherwise dispose of his or her option under any circumstances.

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ITEM 2 APPROVAL OF STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

Reports

After the close of each offering period, a report will be sent to each participant (or made available to the participant through a third party provider) stating the entries made to his or her account, the number of shares of common stock purchased upon exercise of options for the offering period, and the applicable option price.

Amendment and Termination

Our Board may amend, suspend or terminate the Stock Purchase Plan at any time. Our stockholders will be required to approve any amendment that is required by applicable law or the rules of any securities exchange on which our shares of common stock are traded, including an amendment to increase the number of shares of our common stock available for issuance under the Stock Purchase Plan or a change in the eligibility provisions of the Stock Purchase Plan.

Stock Purchase Plan Benefits

The benefits to be derived under the Stock Purchase Plan by any individual are currently undeterminable. Participation in the Stock Purchase Plan is entirely voluntary and benefits will only be realized for those eligible employees who choose to allocate a portion of their compensation to the purchase of our common stock. The total number of shares of our common stock to be purchased during each offering period cannot be determined in advance, as it will vary based on individual elections and the price of our common stock on the grant date and the exercise date.

INCOME TAX CONSEQUENCES

The following is a brief discussion of the U.S. Federal income tax treatment that will generally apply to grants of options and Stock Purchase Plan by U.S. taxpayers based on the current U.S. Federal tax laws and regulations presently in effect, which are subject to change, and it does not purport to be a complete description of the Federal income tax aspects of the Plan. The following does not discuss any foreign, state or local tax consequences in connection with grants of options and purchases under the Stock Purchase Plan.

No income will be taxable to a participant upon the grant of an option under the Stock Purchase Plan or at the time shares of our common stock are purchased under the Stock Purchase Plan and we will not be entitled to a deduction. Upon the disposition of the shares acquired upon exercise of an option, the tax treatment, and our entitlement to a deduction, depends on whether the shares acquired pursuant to the Stock Purchase Plan are held for the “holding period” which is the 2 year period after the date the option is granted and one year after the exercise date, as summarized below.

In the event shares of our common stock are sold or disposed of prior to the expiration of the holding period, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the exercise date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on the exercise date. If a sale or disposition occurs before the expiration of the holding period, we will be entitled to a deduction for the taxable year in which such sale or disposition occurs in the same amount includible as compensation in the participant’s ordinary income.

In the event that shares of our common stock acquired pursuant to the Stock Purchase Plan are sold or disposed of (including by way of gift) after the expiration of the holding period, the participant’s ordinary income will

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ITEM 2 APPROVAL OF STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

equal the lesser of (i) the excess of the fair market value of the shares on the Grant Date (first day of the Offering Period) over the option price or (ii) the gain actually realized by the participant on the sale of the shares (if there is a gain). Any further gain on disposition will be treated as capital gain and any loss will be treated as a capital loss. If the participant holds the acquired shares for the holding period, we will not be entitled to a deduction for Federal income tax purposes with respect to shares transferred to a participant.

The Board of Directors recommends a vote “FOR” approval of the Canadian Employee Stock Purchase Plan.

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ITEM 3 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

Item 3 Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2016

We have appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has served as our independent registered public accounting firm since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT FEES

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements, audit of our internal control over financial reporting and review of our interim financial statements included in our quarterly reports on Form 10-Q, statutory audits required internationally, and assistance with and review of certain documents and letters filed with the SEC during the fiscal years ended December 31, 2015 and 2014 were approximately $5.4 million and $2.0 million, respectively.

AUDIT-RELATED FEES

Ernst & Young LLP did not provide any audit-related services or other assurance or related services to us during the fiscal years ended December 31, 2015 and 2014.

TAX FEES

The aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice, and tax planning services provided to us during the fiscal years ended December 31, 2015 and 2014 were approximately $0.8 million and $0.3 million, respectively.

ALL OTHER FEES

Ernst & Young LLP did not provide any other services to us during the fiscal years ended December 31, 2015 and 2014.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Audit Committee.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, our Board of Directors may reconsider their appointment.

The Audit Committee and the Board of Directors recommend that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

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ITEM 4 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Item 4 Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, by means of a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, popularly known as “say-on-pay,” enables stockholders to express or withhold their approval of our executive compensation program in general. The vote is intended to provide an assessment by our stockholders of our overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of our named executive officers. This advisory vote to approve executive compensation will be held on an annual basis at least until the next advisory vote to determine the frequency of such vote.

Our executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety, and in particular to read the “Overview” on pages 18—20, to obtain an informed understanding of our executive compensation program.

We believe that our executive compensation program is firmly aligned with the long-term interests of our stockholders. Our executive compensation program has as its objectives (i) attracting, motivating and retaining highly qualified executive officers and (ii) structuring most of their compensation, aside from their base salaries, to be dependent on the Company’s attainment of measurable Company-wide performance targets and the sustained growth in our stock price, so that they benefit only if our stockholders benefit.

We believe that our executive compensation program satisfies these objectives. Our executive compensation program consists of cash compensation and long-term incentive compensation. For 2015, cash compensation was paid in the form of a base salary and an annual cash performance bonus based on EBITDA (earnings before interest, taxes, depreciation and amortization), and long-term incentive compensation was paid in the form of stock options. Annual cash performance bonuses are dependent on Company-wide performance, and stock options, which are only granted at the closing market price on the date of grant, are dependent for their value on the subsequent growth in value of our stock. Annual cash performance bonuses represented 13.7% and stock options represented 67.6% of our executive officers’ compensation during 2015 and together represented 83.4% and 87.7% of their compensation during 2014 and 2013, respectively.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

The Board of Directors recommends a vote “FOR” this advisory vote to approve executive compensation.

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ITEM 5 STOCKHOLDER PROPOSAL ON INDEPENDENT CHAIRMAN

Item 5 Stockholder Proposal on Independent Chairman

The Teamsters General Fund of the International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington, DC 20001, a beneficial owner of 55 shares of our common stock, has submitted the following resolution for consideration by stockholders:

RESOLVED: The stockholders of Stericycle, Inc. (the “Company”), ask the Board of Directors to adopt a policy that, whenever possible, the board chairman should be a director who has not previously served as an executive officer of the Company and who is “independent” of management. For these purposes, a director shall not be considered “independent” if, during the last three years, he or she—

•	was affiliated with a company that was an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company that the Company had to disclose under the Securities and Exchange Commission regulations;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sort described above with any affiliate of the Company; and,

•	was a spouse, parent, child, sibling or in-law of any person described above.

The policy should be implemented without violating any contractual obligation and should specify how to select an independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Compliance with the policy may be excused if no independent director is available and willing to be chairman.

SUPPORTING STATEMENT

The Board of Directors, led by its chairman, is responsible for protecting shareholders’ long-term interests by providing independent oversight of management, including the CEO, in directing the corporation’s affairs. This oversight can be diminished when the chairman is not independent.

At Stericycle, the lengthy tenure, longstanding relationships and outside financial interests among many of our directors raises serious concerns about the board’s ability to provide the rigorous, independent oversight of management required to protect shareholders’ interests. A close look at the nominating committee demonstrates the concerns applicable to the composition of the entire board. The three members of the nominating committee have been on the board for a combined 68 years. These directors also serve together on other corporate boards and made significant investments into the same companies. Shared business endeavors may pose potential conflicts of interest with directors’ duty to put shareholders’ interests first.

In its assessment of Stericycle, MSCI, the independent investment research firm, found: “Long-tenured directors can often form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. These concerns are aggravated due to additional factors, e.g., the lack of an independent chairman, which together with the high number of long-tenured directors raises concerns about whether the board is able to provide an effective counterbalance to management.”

We urge you to vote FOR this proposal.

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ITEM 5 STOCKHOLDER PROPOSAL ON INDEPENDENT CHAIRMAN

THE COMPANY’S STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is unnecessary and is not in the best interests of our stockholders. Consequently, the Board recommends a vote “AGAINST” this proposal.

Having considered our existing corporate governance measures and the degree to which the Board exercises independent oversight of management, the Board has concluded that our stockholders are best served by affording the Board the organizational flexibility to select the person best suited for the position of Chairman and to determine the most effective leadership structure for our Company. A requirement that our Chairman be independent unwisely places arbitrary constraints on the judgment of the Board as to how the Company should be governed. Currently, our stockholders are best served by our former President and Chief Executive Officer, Mark C. Miller, serving as Chairman of the Board and Jack W. Schuler serving as an independent Lead Director.

Since January 2013, we have separated the roles of Chief Executive Officer and Chairman of the Board of Directors, and since August 2008 our bylaws have provided that if our Chief Executive Officer or any other officer or employee is serving as Chairman of the Board, the Board is required to appoint an outside director as our Lead Director. Our Chairman of the Board, Mr. Miller, is an officer, and accordingly, the Board has appointed Mr. Schuler as Lead Director. As required by our bylaws, Mr. Schuler is independent under the listing standards of the NASDAQ Global Select Market.

Until January 2013, Mr. Miller served as our President and Chief Executive Officer (from May 1992) and Chairman of the Board (from August 2008) and brings to the position of Chairman a unique in-depth knowledge of our Company and the regulated waste industry generally, together with a repeatedly proven ability to formulate and oversee the implementation of strategic initiatives. Moreover, our Chairman’s substantial ownership stake in our Company provides alignment with the interests of his fellow stockholders.

Mr. Schuler served as our Chairman of the Board from January 1990 until becoming Lead Director in August 2008 and brings to the position of Lead Director experience managing the operations of a multinational healthcare company and knowledge of the dynamics of the healthcare industry.

Our Lead Director’s duties are substantially similar to many of the duties typically performed by a chairman of the board. As described in “Item 1 Election of Directors—Lead Director” on page 13, the Lead Director is responsible for coordinating with the Chairman of the Board the scheduling and agenda of Board meetings and the preparation and distribution of agenda materials. The Lead Director may also call special meetings of the Board of Directors when he considers it appropriate. In general, the Lead Director oversees the scope, quality and timeliness of the flow of information from our management to the Board and serves as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board.

Eight of ten of our directors are independent, and the Board regularly reviews the Company’s governance to ensure independent oversight of management. In addition to the requirement to empower a Lead Director when the Chairman of the Board is not independent, examples of independent oversight include the following:

•

All members of the Audit, Compensation, and Nominating and Governance Committees of the Board are independent. As provided in their charters, these committees have oversight responsibilities over critical matters for the Company and play a robust role in the Company’s governance, with direct access to management and authority to retain independent advisers. The oversight responsibilities of these committees include the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the performance and compensation of executive officers, the nomination of directors, and the evaluation of the effectiveness of the Board, its committees and its members.

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ITEM 5 STOCKHOLDER PROPOSAL ON INDEPENDENT CHAIRMAN

•

At each regularly scheduled meeting of the Board, the independent directors meet in executive session, presided over by the Lead Director, to review the performance of management and in particular the performance of our President and Chief Executive Officer and our Chairman of the Board.

In addition, our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors to ensure that the Board and Board committees are functioning effectively.

We believe the corporate governance measures noted above demonstrate that our Board is structured effectively to exercise independent oversight. In addition, the Company’s stockholders have considered, and declined to provide majority support to, a similar independent board chairman proposal at our 2015 Annual Meeting of Stockholders.

For the foregoing reasons, a policy that requires an independent chairman is unnecessary and not in the best interests of our stockholders.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal.

2016 Proxy Statement	Stericycle, Inc. • 43

ITEM 6 STOCKHOLDER PROPOSAL ENTITLED “SHAREHOLDER PROXY ACCESS”

Item 6 Stockholder Proposal Entitled “Shareholder Proxy Access”

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of no fewer than 50 shares of our common stock, has submitted the following resolution for consideration by stockholders:

Proposal [6]—Shareholder Proxy Access

RESOLVED: Shareholders ask our board of directors to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of termination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140 billion. This is according to a cost-benefit analysis by the Chartered Financial Analyst Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule.

2016 Proxy Statement	Stericycle, Inc. • 44

ITEM 6 STOCKHOLDER PROPOSAL ENTITLED “SHAREHOLDER PROXY ACCESS”

Please vote to enhance shareholder value:

Shareholder Proxy Access—Proposal [6]

THE COMPANY’S STATEMENT IN OPPOSITION

Having already implemented proxy access, the Board of Directors believes that this proposal is unnecessary and is not in the best interests of our stockholders. Consequently, the Board recommends a vote “AGAINST” this proposal.

We have already taken action to provide stockholders with proxy access. The stockholder proposal conflicts in some respects with the form of proxy access adopted by the Board. The proxy access provisions adopted by the Board, in addition to our pre-existing governance structures and policies, protect the Company, best serve the interests of stockholders, and are consistent with market practice and other S&P 500 companies.

The Board has already adopted proxy access for the benefit of all stockholders.

The Board has recently adopted an amendment and restatement of the Company’s bylaws to incorporate proxy access provisions that are consistent in some respects with the proxy access provisions proposed by the proponent, but are further tailored to the Company’s particular circumstances and governance practices. The Board considered various potential formulations of proxy access, including the provisions advocated by the proponent, taking into account the composition of our stockholders and the size, tenure and structure of our Board. Based upon the Board’s assessment of the relative advantages and disadvantages to the stockholders and the Company of the various proxy access formulations, in February 2016, the Board amended the bylaws to implement proxy access in the form it believes is most appropriate for the Company and its stockholders.

Under the amendment and restatement of the bylaws adopted by the Board, any stockholder or group of up to 20 stockholders that beneficially owns 3% or more of the Company’s common stock continuously for at least three years is permitted to nominate candidates for election to the Board and to require the Company to list nominees along with the Board’s nominees in the Company’s proxy materials for an annual meeting of stockholders; provided that the stockholder (or group) and each nominee satisfy certain requirements specified in the bylaws. The eligible stockholder or group of stockholders may nominate director candidates constituting up to the greater of two or 20% of the Board seats under the proxy access provisions adopted by our Board.

In contrast, the stockholder proposal contemplates proxy access for up to one quarter of the Board, unlimited aggregation of stockholders to satisfy the ownership requirement and inadequate procedural safeguards. The Board believes that the terms of the proxy access right under our bylaws strike a more appropriate balance in providing long-term, significant stockholders the opportunity to include nominees in our proxy materials, while limiting the risk that proxy access could lead to unnecessary expense and management distraction and enable special interest groups to disrupt our Board composition and corporate strategy in furtherance of an agenda that may not be in the best interests of the Company and our stockholders generally.

The stockholder proposal fails to address several important considerations relevant to proxy access.

Among other things, the stockholder proposal fails to address requirements for the independence of stockholder nominees, which is required under our form of proxy access. The stockholder proposal also does not require a nominating stockholder or stockholder group to hold full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss) with regard to their shares. In addition, the stockholder proposal fails to address the treatment of borrowed shares in the share ownership requirements. Absent a requirement for the nominating stockholder to retain voting power and investment power with respect to the shares one must own to establish eligibility to nominate a director, a stockholder could have a net short position on our common stock and still be entitled to use proxy access to make a nomination. Our form of proxy access implements these requirements and also excludes borrowed shares from

2016 Proxy Statement	Stericycle, Inc. • 45

ITEM 6 STOCKHOLDER PROPOSAL ENTITLED “SHAREHOLDER PROXY ACCESS”

being counted as part of the share ownership requirements. The Board believes that proxy access should be structured to require a sustained commitment to the Company in terms of the stockholder’s ownership interest and holding period, consistent with our focus on managing the business for long-term value.

Further, the stockholder proposal does not require nominating stockholders to retain ownership of their shares through the meeting date. A nominating stockholder could sell all or any portion of the required shares prior to the meeting date, potentially creating misalignment between the interests of the nominating stockholder and other stockholders. The proxy access provisions adopted by the Board require a nominating stockholder or group to hold the requisite shares through the date of the annual meeting.

The Board believes that proxy access without reasonable limits could detract from the effectiveness of the Board and thus adversely affect our financial and operational performance. We believe that our form of proxy access as adopted by the Board places reasonable limits on and requirements related to the use of proxy access, which are in the best interests of our stockholders.

The Company’s existing corporate governance structures ensure that the Board is accountable to stockholders, and stockholders already have several avenues to influence and voice their opinions to the Board.

In considering the proxy access stockholder proposal, the Board encourages stockholders to consider proxy access in the context of other provisions already included in our amended and restated certificate of incorporation, bylaws and other practices and policies that promote engagement with our stockholders and accountability of management and the Board to our investors. In addition to the proxy access provisions already in our bylaws, these include:

•	Annual election of all directors;

•	Majority vote standard for the election of directors (plurality vote in contested elections);

•	Any stockholder may nominate directors pursuant to the Company’s advance notice provisions of the bylaws and solicit proxies for director nominees under federal proxy rules;

•	Any stockholder may submit proposals for consideration at the Company’s annual meeting and for inclusion in the Company’s proxy statement, subject to certain conditions and SEC rules;

•	Stockholders may submit nominations of director candidates for consideration by the Nominating and Governance Committee;

•	Each stockholder may express their views on our executive compensation program through our annual non-binding “say-on-pay” vote;

•	All but two of our directors are independent under NASDAQ listing standards;

•	Our Lead Director position ensures that there are processes in place for robust and independent Board oversight;

•	There are no supermajority voting requirements in our amended and restated certificate of incorporation or bylaws;

•	There is no “poison pill;” and

•	Stockholders may communicate directly with the Board generally, the Executive Chairman of the Board or Lead Director individually, and any committee of the Board as a group.

For the foregoing reasons, the Board of Directors believes that the proposal is unnecessary and not in the best interests of our stockholders.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal.

2016 Proxy Statement	Stericycle, Inc. • 46

OTHER MATTERS

Other Matters

As of the date of this proxy statement, our Board of Directors does not know of any other business to come before the Annual Meeting for consideration by our stockholders. If any other business should properly come before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

2016 Proxy Statement	Stericycle, Inc. • 47

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals for the 2017 Annual Meeting

Any stockholder who wishes to present a proposal for consideration at our 2017 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 16, 2016. Stockholder proposals for inclusion in our proxy statement must comply with the rules of the SEC in order to be included and should be sent to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

In accordance with our bylaws, any stockholder who wishes to present a proposal from the floor for consideration at our 2017 Annual Meeting of Stockholders, without inclusion of such matters in our proxy materials, must submit proper notice to us no earlier than January 26, 2017 and no later than February 25, 2017.

Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the secretary of the Company no earlier than November 16, 2016, and no later than December 16, 2016.

2016 Proxy Statement	Stericycle, Inc. • 48

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the SEC. On the basis of a review of copies of these reports, we believe that all filing requirements for 2015 were satisfied in a timely manner, with the exception that, due to administrative error, Messrs. Brown and Chen each filed a late report in connection with their purchase on September 10, 2015 of depositary shares, each representing a  1/10th interest in a share of our 5.25% Series A Mandatory Convertible Preferred Stock.

2016 Proxy Statement	Stericycle, Inc. • 49

ADDITIONAL INFORMATION

Additional Information

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2015 without charge to each stockholder as of the record date who sends a written request to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Copies of this proxy statement and our Form 10-K as filed with the SEC are available in .pdf format on our website, www.stericycle.com. Copies of this proxy statement and our Form 10-K also may be accessed directly from the SEC’s website, www.sec.gov.

2016 Proxy Statement	Stericycle, Inc. • 50

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

EXHIBIT A

Stericycle, Inc. Canadian Employee Stock Purchase Plan

ARTICLE 1

Purpose

Stericycle, Inc. (the “Company”) has established the Stericycle, Inc. Canadian Employee Stock Purchase Plan (the “Plan”) to provide eligible employees of the Company and the Participating Companies (as defined herein) with an opportunity to become owners of the Company through the purchase of shares of Common Stock. The Plan shall become effective only upon approval thereof by the Company’s stockholders (which date shall be the “Effective Date” of the Plan as set forth herein) and, once effective, shall remain in effect until all shares reserved for issuance hereunder have been issued or until the Plan is otherwise terminated in accordance with the provisions of Section 8.1 hereof.

ARTICLE 2

Definitions

2.1    Account means a separate bookkeeping account maintained for each Participant, which reflects the accumulated payroll deductions made on behalf of the Participant for any Offering Period, reduced for any distributions from such Account pursuant to the provisions of the Plan.

2.2    Board means the Company’s Board of Directors.

2.3    Canadian Subsidiary means a Subsidiary that is incorporated or organized under the laws of Canada.

2.4    Closing Price means, as of any date, the last reported sales price of a share of Common Stock on the Nasdaq Global Select Market.

2.5    Code means the U.S. Internal Revenue Code of 1986, as amended.

2.6    Common Stock means the Company’s common stock, par value $0.01 per share.

2.7    Company means Stericycle, Inc., a Delaware corporation.

2.8    Compensation means gross salary or wages.

2.9    Eligible Employee means, in respect of an Offering Period, (a) a full-time Employee who has completed six months’ employment as of the first day of the Offering Period or (ii) a part-time Employee who customarily works more than 20 hours per week and who has completed six months’ employment as of the first day of the Offering Period.

2.10    Effective Date is defined in Article 1.

2.11    Employee means an employee of a Participating Company. For purposes of the Plan, references to “employment” are to employment by the Company or a Canadian Subsidiary of the Company.

2.12    Enrollment Agreement means the Participant’s election to participate in the Plan for an Offering Period and to have his or her Compensation reduced for such Offering Period to purchase shares of Common Stock in accordance with the terms of the Plan.

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EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

2.13    Exercise Date means the last day of an Offering Period (or, if such day is not a business day, the immediately preceding business day).

2.14    Offering Period means the period beginning on July 1, 2016 and ending on December 31, 2016 and each six month period commencing thereafter beginning on each January 1 and July 1, respectively.

2.15    Option means the right of a Participant to purchase shares of Common Stock in an Offering Period.

2.16    Option Grant Date means the first day of an Offering Period.

2.17    Option Price means the price at which shares of Common Stock may be purchased under the Plan on the Exercise Date, which price shall be equal to 95% of the Closing Price of a share of Common Stock on the Exercise Date.

2.18    Participant means with respect to any Offering Period, an Eligible Employee who has elected to participate in the Plan for that Offering Period by filing an Enrollment Agreement for such Offering Period.

2.19    Participating Company means any Canadian Subsidiary which has been designated as a Participating Company for purposes of the Plan by the Company or the Plan Administrator. A Participating Company shall cease to be a Participating Company on the date specified by the Company or the Plan Administrator. A list of the Participating Companies as of the Effective Date is set forth in Appendix A hereto.

2.20    Plan means the Stericycle, Inc. Canadian Employee Stock Purchase Plan.

2.21    Plan Administrator means the Board or the committee of the Board or the administrative committee of officers or other employees of the Company to which the Board has delegated its authority to administer the Plan.

2.22    Subsidiary means a subsidiary corporation with respect to the Company as determined in accordance with Section 424(f) of the Code.

ARTICLE 3

Shares Available

3.1    Shares Reserved. The shares of Common Stock which may be issued under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares or shares purchased in the open market or in private transactions (including shares purchased in the open market with Participants’ Account balances under the Plan). Subject to the provisions of Section 3.3, the number of shares of Common Stock which may be issued under the Plan shall not exceed 100,000 shares.

3.2    Reusage of Shares. In the event of the expiration, withdrawal, termination or other cancellation of an Option under the Plan, the number of shares of Common Stock that were subject to the Option but not delivered shall again be available for issuance under the Plan.

3.3    Adjustments to Shares Reserved. In the event of any transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock), the Plan Administrator shall make such adjustments to the Plan and Options under the Plan as the Plan Administrator determines appropriate in its sole discretion to preserve the benefits or potential benefits of the Plan and the Options. Action by the Plan Administrator may include (a) adjustment of the number and kind of shares which are or may be subject to Options under the Plan, (b) adjustment of the

2016 Proxy Statement	Stericycle, Inc. • A-2

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

number and kind of shares subject to outstanding Options under the Plan, (c) adjustment to the Exercise Price of outstanding Options under the Plan, (d) cancellation of outstanding Options, and (e) any other adjustments that the Plan Administrator determines to be equitable.

3.4    Insufficient Shares. If, on an Exercise Date, Participants in the aggregate have outstanding Options to purchase more shares of Common Stock than are then available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis and any excess payroll deductions shall be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Plan Administrator.

ARTICLE 4

Plan Administration

The Plan shall be administered by the Plan Administrator. Subject to the terms and conditions of the Plan, the Plan Administrator shall have the authority and duty to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; (d) determine whether and to what extent a company will be a Participating Company; and (e) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Plan Administrator on matters within its authorities shall be conclusive and binding on the Company, the Participating Companies, the Participants and all other persons. Any decision of the Plan Administrator shall be made by a majority of its members.

ARTICLE 5

Participation

An individual who is an Eligible Employee on the first day of an Offering Period may elect to become a Participant in the Plan for that Offering Period by completing and filing an Enrollment Agreement in accordance with rules and procedures established by the Plan Administrator. Notwithstanding any other provision of the Plan, individuals who are not treated as common law employees by the Company or a Participating Company on their payroll records are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. No employee of the Company or any Participating Company shall be eligible to participate in the Plan if the Plan Administrator determines that such participation could be in violation of any local law.

ARTICLE 6

Options

6.1    Option Grants. As of each Option Grant Date, each Eligible Employee who is a Participant for such Offering Period shall be deemed to have been granted an “Option” under the Plan which, subject to the terms and conditions of the Plan, grants the Participant the right to purchase shares of Common Stock under the Plan on the Exercise Date and at the Option Price.

6.2    Limitations. Notwithstanding any other provision of the Plan to the contrary:

(a)	No Participant may purchase under the Plan (or any other employee stock purchase plan of the Company or any Subsidiary) in any calendar year shares of Common Stock having a Fair Market Value (as determined as of the Option Grant Date) in excess of $25,000.

(b)	No Option shall be granted to any Eligible Employee if, immediately after the Option is granted, he or she would own (or would be deemed to own, applying the rules of Section 423(b)(3) of the Code) stock possessing 5% or more of the voting power or value of all classes of stock of the Company or any Subsidiary.

2016 Proxy Statement	Stericycle, Inc. • A-3

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

The provisions of Section 6.2 shall be interpreted in accordance with Section 423(b)(8) of the Code. For purposes of this Article 6, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

6.3    Payroll Deductions. A Participant’s Enrollment Agreement shall specify the percentage of his or her Compensation for the Offering Period that the Participant elects to have withheld and credited to his or her Account for purposes of exercising the Participant’s Option for that Offering Period. The Participant may specify any whole percentage of his or her Compensation not exceeding $5,000 during any Offering Period (appropriately increased or reduced in the case of any Offering Period longer or shorter than six months). Payroll deductions shall begin with the first regular payroll period ending on or after the first day of the Offering Period and end with the last regular payroll period ending on or before the Exercise Date (or, if earlier, upon the termination of the Participant’s employment or other termination of participation in the Plan). Except as provided in Article 7, a Participant may not change his or her payroll deductions during an Offering Period and a Participant’s Enrollment Agreement shall remain in effect indefinitely (for both the Offering Period in respect of which it was initially filed and all subsequent Offering Periods) unless the Participant modifies such Enrollment Agreement for a subsequent Offering Period or the Participant’s participation in the Plan terminates. A Participant’s payroll deductions shall be further subject to the following:

(a)	If a Participant’s Compensation is insufficient in any payroll period to allow the entire payroll deduction contemplated under the Plan and his or her Enrollment Agreement, no deduction will be made for such payroll period. Payroll deductions will resume with the next payroll period in which the Participant has Compensation sufficient to allow for the deductions. Payroll deductions under the Plan shall be made in any payroll period only after other withholdings, deductions, garnishments and the like have been made, and only if the remaining Compensation is sufficient to allow the entire payroll deduction contemplated.

(b)	All payroll deductions made with respect to a Participant shall be credited to his or her Account under the Plan. A Participant may participate in the Plan only through payroll deductions and no other contributions will be accepted. No interest will accrue or be paid on any amount credited to a Participant’s Account (or withheld from a Participant’s pay). Except as otherwise provided in Article 7 all amounts in a Participant’s Account will be used to purchase shares of Common Stock and no cash refunds will be made from such Account.

6.4    Option Exercise. On each Exercise Date, each Participant whose participation in the Plan for that Offering Period has not terminated shall be deemed to have exercised his or her Option with respect to that number of whole shares of Common Stock equal to the quotient of (i) the balance in the Participant’s Account as of the Exercise Date and (ii) the Exercise Price.

6.5    Registration/Certificates. Shares of Common Stock purchased by a Participant under the Plan shall be issued in the name of the Participant. Shares of Common Stock will be uncertificated; provided, however, that a stock certificate for whole shares shall be delivered to the Participant the upon the Participant’s request.

6.6    Excess Account Balances. Any amounts remaining in a Participant’s Account as of any Exercise Date after the purchase of shares of Common Stock described herein shall be distributed to the Participant, without interest, as soon as practicable after the Exercise Date; provided, however, that any amounts attributable to any fractional share that was not purchased on the Exercise Date shall be carried over to the next Offering Period unless the Participant’s participation in the Plan terminates at the end of the Offering Period.

ARTICLE 7

Termination of Participation

7.1    Termination of Employment. In the event that a Participant’s employment with the Company and its Subsidiaries terminates during an Offering Period and prior to the Exercise Date of the Offering Period for any reason (whether as a result of his or her resignation, death or otherwise), the Participant’s Option shall be

2016 Proxy Statement	Stericycle, Inc. • A-4

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

automatically cancelled as of the date of the Participant’s termination of employment and no shares of Common Stock will be purchased for the Participant for the Offering Period in which his or her termination occurs. All amounts remaining in the Participant’s Account as of his or her termination date shall be refunded to the Participant, without interest, as soon as practicable after the Participant’s termination date.

7.2    Election To Cease Participation. A Participant may elect to cease participation in an Offering Period at any time prior to the Exercise Date and receive a refund of the balance in his or her Account. The Participant’s election shall serve to cancel the Participant’s Option and terminate his or her participation in both the current Offering Period and all subsequent Offering Periods and no shares of Common Stock will be purchased for the Participant for the Offering Period in which his or her election to cease participation is effective. An election to cease participation in an Offering Period shall be made in the manner and within the time prior to the Exercise Date that the Plan Administrator specifies. Any refund of the Participant’s Account balance pursuant to the Participant’s election pursuant to this Section 7.2 shall be paid to him or her, without interest, as soon as practicable following his or her election to cease participation. A Participant’s election to cease participation for one Offering Period shall not affect his or her eligibility to participate in subsequent Offering Periods, subject to the terms and conditions of the Plan.

7.3    Account Balances. No interest shall accrue on any amounts credited to a Participant’s Account. After the close of each Offering Period, a report shall be sent to each Participant (or made available to the Participant through a third party provider) stating the entries made to his or her Account, the number of shares of Common Stock purchased upon exercise of Options for such Offering Period, and the applicable Option Price. All payroll deductions made under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions except as required by applicable law.

ARTICLE 8

Miscellaneous Provisions

8.1    Amendment and Termination. The Board may amend, suspend or terminate this Plan at any time. The Company’s stockholders shall be required to approve any amendment that as required by applicable law or the rules of any securities exchange on which the shares of Common Stock are traded, including an amendment to increase the number of shares of Common Stock available for issuance under the Plan or a change in the eligibility provisions of the Plan.

8.2    Nontransferability of Options. No Participant in an Offering Period may sell, pledge, transfer or otherwise dispose of his or her Option under any circumstances.

8.3    No Right to Employment; Limitation of Implied Rights. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee the right to be retained in the employ of the Company or any Participating Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan by a Participant shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

8.4    Notices. Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Plan Administrator at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.

8.5    Severability. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

8.6    Governing Law. The laws of the State of Delaware will govern all matters relating to the Plan except to the extent they are superseded by the laws of the United States.

2016 Proxy Statement	Stericycle, Inc. • A-5

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

8.7    Compliance with Applicable Laws; Limits on Issuance. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act, and the applicable requirements of any securities exchange or similar entity on which the Common Stock is listed). Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act. All shares of Common Stock acquired pursuant Options granted hereunder shall be subject to any applicable restrictions contained in the Company’s certificate of incorporation or bylaws. In addition, the Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of Options as it may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Common Stock is then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Common Stock.

2016 Proxy Statement	Stericycle, Inc. • A-6

EXHIBIT A STERICYCLE, INC. CANADIAN EMPLOYEE STOCK PURCHASE PLAN

APPENDIX A

PARTICIPATING COMPANIES

Stericycle, ULC and Subsidiaries

2016 Proxy Statement	Stericycle, Inc. • A-7

28161 North Keith Drive

Lake Forest, Illinois 60045

2016 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2016

Your vote is important!

Please sign and promptly return your proxy card or voting instruction card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically, by calling (800) 690-6903, or via the Internet, by going to www.proxyvote.com.

If your shares are registered in the name of a broker, you may be able to vote your shares telephonically or via the internet. Check the information provided to you by your broker to see which options are available to you.

Admission Request Form for 2016 Annual Meeting

I am a stockholder of Stericycle, Inc. (If your shares are registered in a broker’s name, please enclose confirmation of stock ownership.) I plan to attend the 2016 Annual Meeting to be held on Wednesday, May 25, 2016, at 11:00 a.m., Central Daylight Time, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, 5460 North River Road, Rosemont, Illinois 60018. Please send me an admissions card. I understand that an admissions card will admit only the stockholder or stockholders to whom it is issued, and may not be transferred.

Name
Please print name of stockholder

Name
Please print name of stockholder (if joint owner)

Address

City	State	Zip Code

Telephone	( )

If you plan to attend the Annual Meeting, please detach, complete and return the Admission Request Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. All Admission Request Forms must be received by May 18, 2016.

To avoid a delay in receipt of your admissions card, mail the Admission Request Form separately. Do not return it with your proxy card or mail it in the enclosed envelope.

If you need directions to the Annual Meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

STERICYCLE, INC.
28161 NORTH KEITH DRIVE LAKE FOREST, IL 60045
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 24, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 24, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E09173-P77585 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
STERICYCLE, INC.
The Board of Directors recommends you vote FOR
all nominees for director, FOR Items 2, 3 and 4, and
AGAINST Items 5 and 6.
1. Election of Directors For Against Abstain
1a. Mark C. Miller For Against Abstain
1b. Jack W. Schuler 1i. John Patience
1c. Charles A. Alutto 1j. Mike S. Zafirovski
1d. Lynn D. Bleil 2. Approval Purchase Plan of the Stericycle, Inc. Canadian Employee Stock
3. Ratification of the appointment of Ernst & Young LLP as
1e. Thomas D. Brown the Company’s independent registered public accounting firm for 2016
1f. Thomas F. Chen 4. Advisory vote to approve executive compensation
1g. Rod F. Dammeyer 5. Stockholder proposal on independent chairman
1h. William K. Hall 6. Stockholder proposal entitled “Shareholder Proxy Access”
NOTE: This proxy will be voted in the best judgment of the
For address changes, mark here. proxies in respect of any other business that properly comes
(see reverse for instructions) before the Annual Meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.
E09174-P77585
STERICYCLE, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 25, 2016 at 11:00 a.m. Central Daylight Time
The DoubleTree Hotel Chicago O’Hare Airport—Rosemont 5460 North River Road Rosemont, Illinois 60018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I or we hereby appoint each of Jack W. Schuler, Rod F. Dammeyer and John Patience (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 28, 2016 at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2016 at 11:00 a.m. Central Daylight Time, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, 5460 North River Road, Rosemont, Illinois 60018, and at any adjournment of the Annual Meeting.
If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the 10 nominees for election as a director (Item 1), FOR approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan (Item 2), FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 (Item 3), FOR the advisory vote to approve executive compensation (Item 4), AGAINST the stockholder proposal on independent chairman (Item 5) and AGAINST the stockholder proposal entitled “Shareholder Proxy Access” (Item 6). This Proxy will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Address changes/comments:
(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)
(Continued and to be signed on reverse side.)